As Filed Pursuant to Rule 424(b)(5)
Registration No. 333-284510

PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 27, 2025)

Up to $21,000,000,000 of

8.00% Series A Perpetual Strike Preferred Stock

We have entered into a Sales Agreement (the “Sales Agreement”) with TD Securities (USA) LLC, Barclays Capital Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Cantor Fitzgerald & Co., Compass Point Research & Trading, LLC, H.C. Wainwright & Co., LLC, Keefe, Bruyette & Woods, Inc., Mizuho Securities USA LLC, Santander US Capital Markets LLC, and SG Americas Securities, LLC (collectively, the “Agents”), dated March 10, 2025, relating to the sale of shares of our 8.00% Series A Perpetual Strike Preferred Stock, which we refer to as our “perpetual strike preferred stock,” offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, under this prospectus supplement, we may offer and sell shares of our perpetual strike preferred stock having an aggregate offering price of up to $21,000,000,000 from time to time through one or more of the Agents, acting as our sales agents.

Our perpetual strike preferred stock is listed on The Nasdaq Global Select Market under the trading symbol “STRK.” On March 7, 2025, the last reported sale price of our perpetual strike preferred stock as reported on The Nasdaq Global Select Market was $92.40 per share, and the last reported sale price of our class A common stock as reported on The Nasdaq Global Select Market was $287.18 per share.

Sales of our perpetual strike preferred stock, if any, under this prospectus supplement may be made by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”) or any other method permitted by law, which may include negotiated transactions or block trades. Our perpetual strike preferred stock will be offered and sold through the Agents over a period of time and from time to time. None of the Agents are required to sell any specific amount, but each will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The compensation to the Agents for sales of perpetual strike preferred stock sold pursuant to the Sales Agreement will be up to 2.0% of the gross proceeds of any shares of perpetual strike preferred stock sold under the Sales Agreement. In connection with the sale of the perpetual strike preferred stock on our behalf, the selling Agents may be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Agents may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including civil liabilities under the Securities Act or Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PERPETUAL STRIKE PREFERRED STOCK

The up to $21,000,000,000 of shares of perpetual strike preferred stock that we may offer and sell under this prospectus supplement and the accompanying prospectus constitutes a further issuance of the 7,300,000 shares of perpetual strike preferred stock outstanding as of the date of this prospectus supplement. Other than the issue date, and in the case of perpetual strike preferred stock issued after March 15, 2025, the first regular dividend date, perpetual strike preferred stock that we may offer and sell under this prospectus supplement and the accompanying prospectus will have terms identical to, will have the same CUSIP number as, and will vote together with, the perpetual strike preferred stock outstanding as of the date of this prospectus supplement immediately upon issuance.

The perpetual strike preferred stock accumulates cumulative dividends, which we refer to as “regular dividends,” at a rate per annum equal to 8.00% on the liquidation preference thereof, which is $100 per share of perpetual strike preferred stock. Regular dividends on the perpetual strike preferred stock are payable when, as and if declared by our board of directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 2025. Declared regular dividends on the perpetual strike preferred stock are payable, at our election, in cash, shares of our class A common stock or a combination of cash and shares of our class A common stock, in the manner, and subject to the provisions, described in this prospectus supplement.

Subject to certain limitations, preferred stockholders have the right to convert some or all of their shares of perpetual strike preferred stock on any business day into shares of our class A common stock (together, if applicable, with cash in lieu of any fractional share of class A common stock) at the then-applicable conversion rate. The initial conversion rate is 0.1000 shares of class A common stock per share of perpetual strike preferred stock, which represents an initial conversion price of $1,000.00 per share of class A common stock, and is subject to adjustment as described in this prospectus supplement.

We have the right, at our election, to redeem all, and not less than all, of the perpetual strike preferred stock, at any time, for cash if the total aggregate liquidation preference of all perpetual strike preferred stock then outstanding is less than $182,500,000 (which is equal to 25% of the aggregate liquidation preference of the perpetual strike preferred stock issued on February 5, 2025). In addition, we have the right to redeem all, but not less than all, of the perpetual strike preferred stock if a “tax event” (as defined in this prospectus supplement) occurs. The redemption price for any perpetual strike preferred stock to be redeemed will be a cash amount equal to the liquidation preference of the perpetual strike preferred stock to be redeemed (or, in the case of a redemption in connection with a tax event, the greater of (1) the liquidation preference of the perpetual strike preferred stock to be redeemed; and (2) the average of the last reported sale prices per share of perpetual strike preferred stock for the five consecutive trading days ending on, and including, the trading day immediately before the date on which we send the related redemption notice), plus accumulated and unpaid regular dividends to, but excluding, the redemption date.

If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, preferred stockholders will have the right (which we refer to as the “fundamental change repurchase right”) to require us to repurchase some or all of their shares of perpetual strike preferred stock at a cash repurchase price equal to the liquidation preference of the perpetual strike preferred stock to be repurchased, plus accumulated and unpaid regular dividends, if any, to, but excluding the fundamental change repurchase date.

Our business and an investment in the perpetual strike preferred stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-17 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of the perpetual strike preferred stock or the shares of our class A common stock issuable in respect thereof or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect to deliver the perpetual strike preferred stock in book-entry form only through the facilities of The Depository Trust Company on or about the next trading day following the date of purchase.

TD Cowen	Barclays	The Benchmark Company	BTIG

Canaccord Genuity	Cantor	Compass Point	H.C. Wainwright & Co.

Keefe, Bruyette & Woods A Stifel Company	Mizuho	Santander	SOCIETE GENERALE

Prospectus supplement dated March 10, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which provides more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before purchasing any of the perpetual strike preferred stock that we are offering, you should carefully read this prospectus supplement, the accompanying prospectus and all of the information contained in the documents incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, utilizing a “shelf” registration process. By using a shelf registration statement, we may sell an unspecified amount of securities from time to time. Under this prospectus supplement, we may from time to time sell shares of our perpetual strike preferred stock having an aggregate offering price of up to $21,000,000,000, at prices and on terms to be determined by market conditions at the time of the offering.

This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein and filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part or have been filed or will be filed as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described under the headings “Where You Can Find More Information; Incorporation by Reference.” We further note that the representations, warranties and covenants made by us in any agreement that was filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part or any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the Agents have not, authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus filed by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not, and the Agents have not, authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, even though this prospectus supplement and the accompanying prospectus or any related free writing prospectus is delivered, or the perpetual strike preferred stock is sold, on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Strategy,” “MicroStrategy,” the “Company,” “we,” “us,” and “our” refer to MicroStrategy Incorporated d/b/a Strategy and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, and the information incorporated by reference in this prospectus, contain certain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and Private Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “targeted,” “goal” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. The principal risks, uncertainties and other important factors that have affected or may affect our business and that have caused or could cause our actual results to differ materially include the following, as well as the other risks detailed in the “Risk Factors” sections contained in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference herein and therein, without limitation:

Risks Related to Our Business in General

•

Our quarterly operating results, revenues, and expenses may fluctuate significantly, which could have an adverse effect on the market price of our class A common stock and perpetual strike preferred stock, which we refer to collectively as our “listed securities;”

•	We may not be able to regain profitability in future periods;

•	A significant decrease in the market value of our bitcoin holdings could adversely affect our ability to satisfy our financial obligations;

•	Unrealized fair value gains on our bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022;

Risks Related to Our Bitcoin Strategy and Holdings

•	Our bitcoin strategy exposes us to various risks, including risks associated with bitcoin;

•

Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin have in the past influenced and are likely to continue to influence our financial results and the market price of our listed securities;

•	Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty;

•	Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings;

•	The availability of spot exchange-traded products for bitcoin and other digital assets may adversely affect the market price of our listed securities;

•	Our bitcoin strategy subjects us to enhanced regulatory oversight;

•	Bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes;

•	The concentration of our bitcoin holdings enhances the risks inherent in our bitcoin strategy;

•	Our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents;

•

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected;

•	We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin;

•

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940 and could adversely affect the market price of bitcoin and the market price of our listed securities;

•	We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers;

•	Our bitcoin strategy exposes us to risk of non-performance by counterparties;

Risks Related to Our Enterprise Analytics Software Business Strategy

•	We derive revenue from a single software platform and related services as well as revenue from our installed customer base;

•

As our customers increasingly shift from a product license model to a cloud subscription model, we could face higher future rates of attrition, and such a shift could continue to affect the timing of revenue recognition or reduce product licenses and product support revenues;

•

Integration of artificial intelligence into our enterprise analytics product offerings and our use of artificial intelligence in our operations could result in reputational or competitive harm, legal liability, and other adverse effects on our business;

Risks Related to Our Technology and Intellectual Property

•	Third parties may claim we infringe their intellectual property rights;

•	Changes in third-party software or systems or the emergence of new industry standards could materially adversely affect the operation of and demand for our existing software;

•

The nature of our software makes it particularly susceptible to undetected errors, bugs, or security vulnerabilities, which could cause problems with how the software performs and, in turn, reduce demand for our software, reduce our revenue, and lead to litigation claims against us;

Risks Related to Our Operations

•	Business disruptions could materially adversely affect our operating results or result in a material weakness in our internal controls;

•

We face a variety of risks in doing business with U.S. and foreign federal, state, and local governments and government agencies, including risks related to the procurement process, budget constraints and cycles, termination of contracts, and compliance with government contracting requirements;

•

If we are unable to recruit or retain skilled personnel, or if we lose the services of Michael J. Saylor, our business, operating results, and financial condition could be materially adversely affected;

•

Changes in laws or regulations relating to privacy or the collection, processing, disclosure, storage, localization, or transmission of personal data, or any actual or perceived failure by us or our third-party service providers to comply with such laws and regulations, contractual obligations, or applicable privacy policies, could materially adversely affect our business;

•

If we experience a disruption due to a cybersecurity attack or security breach and unauthorized parties obtain access to data, networks or other systems, we may incur significant legal and financial liabilities, and our business could be materially adversely affected;

•

Our having entered into an indemnification agreement with Michael J. Saylor, our Chairman of the Board of Directors and Executive Chairman, that supplements our conventional director and officer liability insurance provided by third-party insurance carriers could negatively affect our business and the market price of our listed securities;

Risks Related to Our Listed Securities Generally

•	The market price of our class A common stock has been and may continue to be volatile;

•

Because of the rights of our two classes of common stock and because Michael J. Saylor, who beneficially owns the majority of our class B common stock, controls a significant portion of our total voting power, Mr. Saylor has significant influence over matters that require approval of our stockholders and as a result could impede a third party from acquiring us, or limit the ability of our other stockholders to influence corporate matters;

•	Future sales of securities by us could depress the price of our listed securities;

Risks Relating to Our Perpetual Strike Preferred Stock

•

Our perpetual strike preferred stock is senior to our class A common stock, junior to our existing and future indebtedness, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding;

•

We may not have sufficient funds to pay dividends in cash on our perpetual strike preferred stock, or we may choose not to pay dividends on our perpetual strike preferred stock and regulatory and contractual restrictions may prevent us from declaring or paying dividends;

•

We may issue preferred stock in the future that ranks equally with or senior to our perpetual strike preferred stock with respect to dividends and liquidation rights, which may adversely affect the rights of holders of our perpetual strike preferred stock;

•	The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of perpetual strike preferred stock;

•	An issuance of perpetual strike preferred stock could have an adverse tax profile, which could subject holders of any other shares of perpetual strike preferred stock to adverse consequences;

Risks Related to Our Outstanding and Potential Future Indebtedness

•

Our level and terms of indebtedness could adversely affect our ability to raise additional capital to further execute on our bitcoin strategy, fund our enterprise analytics software operations, and take advantage of new business opportunities;

•	We may be unable to service our indebtedness, which could cause us to default on our debt obligations and could force us into bankruptcy or liquidation;

•

We may not have the ability to raise the funds necessary to settle conversions of our existing convertible notes in cash or to repurchase the existing convertible notes for cash upon a fundamental change, or to repurchase existing convertible notes if noteholders exercise their repurchase rights, and any future debt may contain limitations on our ability to engage in cash-settled conversions or repurchases of existing convertible notes;

•

Despite our current level of indebtedness, we may incur substantially more indebtedness and enter into other transactions in the future which could further exacerbate the risks related to our indebtedness;

Miscellaneous

•	The risks related to the perpetual strike preferred stock and this offering; and

•	The other risks detailed in this prospectus supplement and in the “Risk Factors” sections in the accompanying prospectus or in documents incorporated by reference herein and therein.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus supplement may not in fact occur. The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information contained elsewhere in this prospectus supplement and in the documents incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before making an investment decision. You should read and carefully consider this entire prospectus, including the documents incorporated by reference in this prospectus, especially the information relating to the risks of investing in the perpetual strike preferred stock provided under “Risk Factors” beginning on page S-17 of this prospectus supplement and the other risks detailed in the “Risk Factors” sections contained in documents incorporated by reference in this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

Business Overview

Strategy™ is the world’s first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted Bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate Bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to Bitcoin by offering a range of securities, including equity and fixed-income instruments.

In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere™. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic Bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

Bitcoin Strategy

Our bitcoin strategy generally involves from time to time, subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin and (ii) acquiring bitcoin with our liquid assets that exceed working capital requirements. We intend to fund further bitcoin acquisitions primarily through issuances of class A common stock and a variety of fixed-income instruments, including debt, convertible notes and preferred stock.

We view our bitcoin holdings as long-term holdings and expect to continue to accumulate bitcoin. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional financings to purchase additional bitcoin. This overall strategy also contemplates that we may (i) periodically sell bitcoin for general corporate purposes or in connection with strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our bitcoin holdings, and (iii) consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings.

Additionally, we periodically engage in advocacy and educational activities regarding the continued acceptance and value of Bitcoin as an open, secure protocol for an internet-native digital capital asset, and we leverage our software development capabilities to explore innovation in Bitcoin applications.

Enterprise Analytics Software Strategy

Strategy is a pioneer in AI-powered business intelligence (BI), and a global leader in enterprise analytics solutions. We provide software and services designed to turn complex, chaotic data environments into rich, reliable, and convenient information feeds for our customers. Our vision is to drive growth and competitive advantage for our customers by delivering Intelligence Everywhere™.

Our cloud-native flagship, Strategy One™, powers some of the largest analytics deployments in the world for customers spanning a wide range of industries, including retail, banking, technology, manufacturing, insurance, consulting, healthcare, telecommunications, and the public sector.

Integral to the Strategy One platform are generative AI capabilities that are designed to automate and accelerate the deployment of AI-enabled applications across the enterprise. By making advanced analytics accessible through conversational AI, Strategy One provides non-technical users with timely, actionable insights for decision-making.

Corporate Information

We are a Delaware corporation and our principal executive offices are located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182. Our telephone number is (703) 848-8600. Our website address is www.strategy.com. Website materials are not part of, and are not incorporated by reference into, this prospectus.

Strategy, Strategy One, Strategy Auto, Intelligence Everywhere, HyperIntelligence, Strategy Consulting, Strategy Education, Strategy Cloud, Enterprise Semantic Graph, Strategy Services, Strategy Professional Services, Strategy Support, and Intelligent Enterprise are either trademarks or registered trademarks of MicroStrategy Incorporated d/b/a Strategy or its subsidiaries in the United States and certain other countries. Third-party product and company names mentioned herein may be the trademarks of their respective owners.

THE OFFERING

The summary below describes the principal terms of the offering and the perpetual strike preferred stock. The summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. Certain of the terms of the perpetual strike preferred stock described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Perpetual Strike Preferred Stock.” As used in this section, (i) “we,” “us” and “our” refer to MicroStrategy Incorporated d/b/a Strategy and not to its subsidiaries; and (ii) “preferred stockholder” refers to a registered holder of the perpetual strike preferred stock.

Issuer	MicroStrategy Incorporated d/b/a Strategy.

Securities Offered	Shares of our 8.00% Series A Perpetual Strike Preferred Stock, which we refer to as the “perpetual strike preferred stock,” having an aggregate offering price of up to $21,000,000,000.

Manner of Offering	“At the market” offering that may be made from time to time through the Agents. See “Plan of Distribution” beginning on page S-79 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin and for working capital.

Bitcoin is a highly volatile asset that has traded below $50,000 per bitcoin and above $105,000 per bitcoin in our principal market in the 12 months preceding the date of this prospectus supplement. Bitcoin does not pay interest or other returns and so our ability to generate cash from our bitcoin holdings depends on sales. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering, and there can be no assurance as to whether or when we will realize any cash proceeds from our contemplated acquisition of bitcoin. See “Use of Proceeds” on page S-30 of this prospectus supplement.

Liquidation Preference	$100 per share of perpetual strike preferred stock.

Regular Dividend Payment Dates	March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 2025.

Regular Record Dates	March 15, June 15, September 15 and December 15. For the avoidance of doubt, a holder of any shares of perpetual strike preferred stock that are issued in this offering after 5:00 p.m., New York City time, on a regular record date relating to a declared regular dividend on the perpetual strike preferred stock will not be entitled to receive such regular dividend with respect to such shares.

Regular Dividends	The perpetual strike preferred stock accumulates cumulative dividends, which we refer to as “regular dividends,” at a rate per annum equal to 8.00% on the liquidation preference thereof, regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described in this prospectus supplement, regular dividends are payable when, as and if declared by our board of directors, out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each regular dividend payment date to the preferred stockholders of record as of the close of business on the regular record date immediately preceding the applicable regular dividend payment date. For the avoidance of doubt, if a dividend is declared with respect to outstanding perpetual strike preferred stock, any perpetual strike preferred stock offered and sold hereby, and issued at or before 5:00 p.m., New York City time, on the record date for such declared dividend, will be entitled to payment of such declared dividend (including the portion that was accrued but unpaid before the issuance of such perpetual strike preferred stock).

Declared regular dividends on the perpetual strike preferred stock are payable, at our election, in cash, shares of our class A common stock or a combination of cash and shares of our class A common stock, in the manner, and subject to the provisions, described in this prospectus supplement. If we elect to pay any portion of a declared regular dividend in shares of our class A common stock, then those shares will be valued at 95% of the “daily VWAP” (as defined in this prospectus supplement) per share of class A common stock on the third “VWAP trading day” (as defined in this prospectus supplement) preceding the regular dividend payment date for such regular dividend, which we refer to as “regular dividend stock price.” However, notwithstanding anything to the contrary, in no event will the total number of shares of class A common stock issuable per share of perpetual strike preferred stock as payment for a declared regular dividend exceed an amount equal to (x) the total dollar amount of such declared regular dividend per share of perpetual strike preferred stock (including, for the avoidance of doubt, the portion thereof that we have elected to pay in shares of class A common stock), divided by (y) the “floor price” (as defined in this prospectus supplement). If the number of shares that we deliver is limited as a result of this provision, then we will, to the extent we are legally able to do so and not prohibited by the terms of any “dividend senior stock” (as defined in this prospectus supplement), declare and pay the related deficiency in cash. For the avoidance of doubt, to the extent we fail to pay such deficiency in cash, the amount of such deficiency will constitute unpaid regular dividends and will accumulate compounded dividends as described in this prospectus supplement. The initial floor price is $119.03 per share of class A common stock and is subject to adjustment in the manner described in this prospectus supplement. In lieu of delivering any fractional share of class A common stock otherwise issuable as payment for all or any portion of a declared dividend that we have duly elected to pay in shares of class A common stock, we will, to the extent we are legally able to do so and not prohibited by the terms of any dividend senior stock, pay cash based on the daily VWAP per share of our class A common stock on the third VWAP trading day preceding the regular dividend payment date for such regular dividend.

If any accumulated regular dividend (or any portion thereof) on the perpetual strike preferred stock is not paid on the applicable regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day), then additional regular dividends, which we refer to as “compounded dividends,” will accumulate on the amount of such unpaid regular dividend, compounded quarterly at the regular dividend rate, from, and including, such regular dividend payment date to, but excluding, the date the same, including all compounded dividends thereon, is paid in full.

See “Description of Perpetual Strike Preferred Stock—Regular Dividends.”

We expect to fund any dividends paid in cash on the perpetual strike preferred stock primarily through additional capital raising activities, including, but not limited to, at-the-market offerings of our class A common stock. See “Risk Factors—Risks Relating to the Perpetual Strike Preferred Stock and This Offering—We may not have sufficient funds to pay dividends in cash on the perpetual strike preferred stock, or we may choose not to pay dividends on the perpetual strike preferred stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”

Conversion at the Option of the Preferred Stockholders	Subject to certain limitations, preferred stockholders have the right to convert some or all of their shares of perpetual strike preferred stock on any business day into shares of our class A common stock (together, if applicable, with cash in lieu of any fractional share of class A common stock) at the then-applicable conversion rate. The initial conversion rate is 0.1000 shares of class A common stock per share of perpetual strike preferred stock, which represents an initial conversion price of $1,000.00 per share of class A common stock, and is subject to adjustment as described in this prospectus supplement.

See “Description of Perpetual Strike Preferred Stock—Conversion Rights.”

Optional Redemption

We have the right, at our election, to redeem all, and not less than all, of the perpetual strike preferred stock, at any time, for cash if the total aggregate liquidation preference of all perpetual strike preferred stock then outstanding is less than $182,500,000 (which is equal to 25% of the aggregate liquidation preference of the perpetual strike preferred stock issued on February 5, 2025). We refer to a redemption pursuant to this provision as an “optional redemption.” The redemption price for any perpetual strike preferred stock to be redeemed pursuant to an optional redemption will be a cash amount equal to the liquidation preference of the perpetual strike preferred stock to be redeemed, plus accumulated and unpaid regular dividends to, but excluding, the redemption date.

See “Description of Perpetual Strike Preferred Stock—Redemption at Our Option—Optional Redemption.”

Redemption Upon Tax Event	In addition to the redemption right described above, we have the right, at our election, to redeem all, and not less than all, of the perpetual strike preferred stock, at any time, for cash if a “tax event” (as defined in this prospectus supplement) occurs. We refer to a redemption pursuant to this provision as a “tax redemption.” The redemption price for any perpetual strike preferred stock to be redeemed pursuant to a tax redemption will be a cash amount equal to (i) the greater of (1) the liquidation preference of the perpetual strike preferred stock to be redeemed; and (2) the average of the last reported sale prices per share of perpetual strike preferred stock for the five consecutive trading days ending on, and including, the trading day immediately before the date on which we send the related redemption notice, plus (ii) accumulated and unpaid regular dividends to, but excluding, the redemption date.

See “Description of Perpetual Strike Preferred Stock—Redemption at Our Option—Tax Redemption.”

Repurchase at the Option of the Preferred Stockholders After a Fundamental Change	If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, preferred stockholders will have the right (which we refer to as the “fundamental change repurchase right”) to require us to repurchase some or all of their shares of perpetual strike preferred stock at a cash repurchase price equal to the liquidation preference of the perpetual strike preferred stock to be repurchased, plus accumulated and unpaid regular dividends, if any, to, but excluding the fundamental change repurchase date.

See “Description of Perpetual Strike Preferred Stock—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase Perpetual Strike Preferred Stock.”

Voting Rights	The perpetual strike preferred stock has no voting rights except as described in this prospectus supplement or as provided in our certificate of incorporation or required by the Delaware General Corporation Law.

If less than the full amount of accumulated and unpaid regular dividends on the outstanding perpetual strike preferred stock have been declared and paid in respect of each of (i) four or more consecutive regular dividend payment dates; and (ii) eight or more consecutive regular dividend payment dates, then, in each case, subject to the other provisions described in this prospectus supplement, the authorized number of our directors will automatically increase by one (or we will vacate the office of one director) and the holders of the perpetual strike preferred stock, voting together as a single class with the holders of each class or series of “voting parity stock” (as defined in this prospectus supplement), if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, will have the right to elect one director (which we refer to as a “preferred stock director”) to fill such directorship at our next annual meeting of stockholders (or, if earlier, at a special meeting of our stockholders called for such purpose). If, thereafter, all accumulated and unpaid dividends on the outstanding perpetual strike preferred stock have been paid in full, then the right of the holders of the perpetual strike preferred stock to elect any preferred stock directors will terminate.

Upon the termination of such right with respect to the perpetual strike preferred stock and all other outstanding voting parity stock, if any, the term of office of each person then serving as a preferred stock director will immediately and automatically terminate (and, if the authorized number of our directors was increased by one or two, as applicable, in connection with such election, then the authorized number of our directors will automatically decrease by one or two, as applicable).

Subject to the exceptions and limitations described in this prospectus supplement, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the perpetual strike preferred stock and such voting parity stock will be required for certain transactions or events, including (i) certain amendments to our certificate of incorporation or the certificate of designations establishing the terms of the perpetual strike preferred stock; (ii) certain consolidations, combinations and mergers involving us; and (iii) certain binding or statutory share exchanges or reclassifications involving the perpetual strike preferred stock.

See “Description of Perpetual Strike Preferred Stock—Voting Rights.”

Ranking	The perpetual strike preferred stock ranks as follows:

•

senior to (i) “dividend junior stock” (as defined in this prospectus supplement, and which includes our class A common stock) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined in this prospectus supplement, and which includes our class A common stock) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•	equally with (i) “dividend parity stock” (as defined in this prospectus supplement) with respect to the payment of dividends;

and (ii) “liquidation parity stock” (as defined in this prospectus supplement) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•

junior to (i) dividend senior stock with respect to the payment of dividends; and (ii) “liquidation senior stock” (as defined in this prospectus supplement) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•	junior to our existing and future indebtedness (including all of our issued and outstanding convertible notes); and

•	structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.

Our class A common stock and class B common stock constitute dividend junior stock and liquidation junior stock.

Transfer Agent, Paying Agent and Conversion Agent for the Perpetual Strike Preferred Stock	U.S. Bank Trust Company, National Association.

Listing	The perpetual strike preferred stock is listed on The Nasdaq Global Select Market under the symbol “STRK.” On March 7, 2025, the last reported sale price of our perpetual strike preferred stock was $92.40 per share.

The Nasdaq Global Select Market Symbol for Our Class A Common Stock	Our class A common stock is listed on The Nasdaq Global Select Market under the symbol “MSTR.” On March 7, 2025, the last reported sale price of our class A common stock was $287.18 per share.

Risk Factors	Investing in the perpetual strike preferred stock involves risks. See “Risk Factors.”

Material U.S. Federal Income Tax Considerations	For a description of the material U.S. federal income tax consequences of purchasing, owning, converting and disposing of the perpetual strike preferred stock and owning and disposing of the shares of our class A common stock received in respect of the perpetual strike preferred stock, see “Material United States Federal Income Tax Considerations.” In particular, holders should review the discussion under “Material United States Federal Income Tax Considerations—Fast-Pay Stock Regulations” regarding the potentially adverse consequences that would apply if any shares of perpetual strike preferred stock were treated as “fast-pay” stock.

Book-Entry Form	We will initially issue the perpetual strike preferred stock in the form of one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (which we refer to as “DTC”), which we will deposit with the transfer agent as custodian for DTC. Beneficial interests in global certificates will be shown on, and transfers of perpetual strike preferred stock represented by global certificates will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue physical certificates representing any perpetual strike preferred stock. See “Description of Perpetual Strike Preferred Stock—Book Entry, Settlement and Clearance.”

Shares Outstanding After This Offering	Immediately after the consummation of this offering, up to 234,572,727 shares of perpetual strike preferred stock, assuming sales of $21,000,000,000 shares of our perpetual strike preferred stock in this offering at a price of $92.40 per share, which was the last reported sale price of our perpetual strike preferred stock on The Nasdaq Global Select Market on March 7, 2025, and 240,778,923 shares of our class A common stock will be outstanding. The actual number of shares issued will vary depending on the sales price under this offering.

The number of shares of our perpetual strike preferred stock that will be outstanding immediately after this offering as shown above is based on 7,300,000 shares outstanding as of March 6, 2025.

The number of shares of our class A common stock that will be outstanding immediately after this offering as shown above is based on 240,778,923 shares outstanding as of March 6, 2025. For purposes of this calculation, the number of outstanding shares as of March 6, 2025 is deemed to include shares of class A common stock, if any, that were sold under at-the-market equity offerings programs or that were to be issued pursuant to options that had been exercised or restricted stock units that have vested, but which in each case were pending issuance as of such date. The number of shares outstanding as of March 6, 2025 as used throughout this prospectus supplement, unless otherwise indicated, excludes:

•

the 730,000 shares of class A common stock issuable upon conversion of the 7,300,000 shares of perpetual strike preferred stock outstanding as of March 6, 2025 and the shares of class A common stock issuable upon conversion of the perpetual strike preferred stock to be issued in this offering;

•	4,599,541 shares of class A common stock issuable upon exercise of stock options outstanding as of March 6, 2025 at a weighted average exercise price of $39.66 per share;

•	1,105,207 shares of class A common stock issuable upon the vesting of restricted stock units outstanding as of March 6, 2025;

•	516,138 shares of class A common stock issuable upon the vesting of performance stock units outstanding as of March 6, 2025;

•

2,922,896 and 476,404 additional shares of class A common stock available as of March 6, 2025 for future issuance under our 2023 Equity Incentive Plan and 2021 Employee Stock Purchase Plan, respectively;

•	19,640,250 shares of class A common stock issuable upon conversion of shares of class B common stock issued and outstanding as of March 6, 2025;

•

5,513,489 shares of class A common stock potentially issuable as of March 6, 2025 upon conversion of our 0.625% Convertible Senior Notes due 2028, subject to adjustment in accordance with the terms of such notes;

•

4,461,600 shares of class A common stock potentially issuable as of March 6, 2025 upon conversion of our 0% Convertible Senior Notes due 2029, subject to adjustment in accordance with the terms of such notes;

•

5,341,600 shares of class A common stock potentially issuable as of March 6, 2025 upon conversion of our 0.625% Convertible Senior Notes due 2030, subject to adjustment in accordance with the terms of such notes;

•

4,614,400 shares of class A common stock potentially issuable as of March 6, 2025 upon conversion of our 0.0% Convertible Senior Notes due 2030, subject to adjustment in accordance with the terms of such notes;

•

2,594,314 shares of class A common stock potentially issuable as of March 6, 2025 upon conversion of our 0.875% Convertible Senior Notes due 2031, subject to adjustment in accordance with the terms of such notes;

•

3,915,200 shares of class A common stock potentially issuable as of March 6, 2025 upon conversion of our 2.25% Convertible Senior Notes due 2032, subject to adjustment in accordance with the terms of such notes; and

•

13,706,265 shares of class A common stock which remain available for sale as of March 6, 2025 (assuming such shares are sold at $304.11 per share, the last reported sale price of our class A common stock as reported on The Nasdaq Global Select Market on March 6, 2025), under the Sales Agreement dated as of October 30, 2024, by and among the Company, TD Securities (USA) LLC, Barclays Capital Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Cantor Fitzgerald & Co., Maxim Group LLC, Mizuho Securities USA LLC and SG Americas Securities, LLC.

RISK FACTORS

An investment in the perpetual strike preferred stock involves a high degree of risk. Before deciding whether to invest in the perpetual strike preferred stock, you should carefully consider the risks described below, the risks described under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, any of our subsequent Quarterly Reports on Form 10-Q, and any of our Current Reports on Form 8-K, each of which are incorporated by reference herein in their entirety, the other information contained in this prospectus, and the information and documents incorporated by reference in this prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed, resulting in a loss of all or part of your investment. As used in this section, (i) “we,” “us” and “our” refer to MicroStrategy Incorporated d/b/a Strategy and not to its subsidiaries; and (ii) “preferred stockholder” refers to a registered holder of the perpetual strike preferred stock.

Risks Relating to the Perpetual Strike Preferred Stock and This Offering

The perpetual strike preferred stock is junior to our existing and future indebtedness, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding.

If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then our assets will be available to distribute to our equity holders, including holders of the perpetual strike preferred stock, only if all of our then- outstanding indebtedness is first paid in full. The remaining assets, if any, would then be allocated among the holders of our equity securities in accordance with their respective liquidation rights. If we issue any liquidation senior stock in the future, then the amounts due upon that liquidation senior stock must be paid in full before any payments can be made on the perpetual strike preferred stock. If any assets remain after any liquidation senior stock is paid in full, those assets will be distributed pro rata among holders of the perpetual strike preferred stock and any liquidation parity stock. There may be insufficient remaining assets available to pay the liquidation preference and unpaid accumulated dividends on the perpetual strike preferred stock. If we issue any dividend senior stock in the future, such dividend senior stock could contain provisions that prohibit us from paying accumulated dividends on the perpetual strike preferred stock or purchasing, redeeming or acquiring the perpetual strike preferred stock until and unless we first pay accumulated dividends in full on such dividend senior stock. As of December 31, 2024, excluding intercompany indebtedness, and on an as-adjusted basis after giving effect to the conversion of substantially all of the $1.050 billion in principal amount of our 0.0% Convertible Senior Notes due 2027 and the issuance of $2.0 billion of our 0.0% Convertible Senior Notes due 2030, we had approximately $8.222 billion in aggregate principal amount of consolidated indebtedness outstanding, all of which would rank senior to the perpetual strike preferred stock, and no dividend senior stock or liquidation senior stock outstanding.

In addition, our subsidiaries have no obligation to pay any amounts on the perpetual strike preferred stock. If any of our subsidiaries liquidates, dissolves or winds up, whether voluntarily or involuntarily, then we, as a direct or indirect common equity owner of that subsidiary, will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary, and, accordingly, the assets of that subsidiary may never be available to make payments on the perpetual strike preferred stock.

We may not have sufficient funds to pay dividends in cash on the perpetual strike preferred stock, or we may choose not to pay dividends on the perpetual strike preferred stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.

We expect to fund any dividends paid in cash on the perpetual strike preferred stock primarily through additional capital raising activities, including, but not limited to, at-the-market offerings of our class A common stock and perpetual strike preferred stock, including pursuant to this offering. However, our ability to declare and pay cash dividends on the perpetual strike preferred stock will depend on many factors, including the following:

•	our financial condition, including the amount of cash we have on hand;

•	the amount of cash, if any, generated by our operations and financing activities (including our ability to raise additional capital from the equity capital markets on favorable terms or at all);

•	our anticipated financing needs, including the amounts needed to service our indebtedness or other obligations;

•	the degree to which we decide to reinvest any cash generated by our operations or financing activities to fund our future operations;

•	the ability of our subsidiaries to distribute funds to us;

•	regulatory restrictions on our ability to pay dividends, including under the Delaware General Corporation Law;

•	our ability to sell equity securities under existing or new at-the-market offering programs, including this offering; and

•	contractual restrictions on our ability to pay dividends.

In addition, subject to a limited exception, as described under the caption “Description of Perpetual Strike Preferred Stock—Regular Dividends,” our board of directors may choose not to pay accumulated dividends on the perpetual strike preferred stock for any reason. Accordingly, we may pay less than the full amount of accumulated dividends on the perpetual strike preferred stock. In addition, if we fail to declare and pay accumulated dividends on the perpetual strike preferred stock in full, then the trading price of the perpetual strike preferred stock will likely decline.

Provisions contained in the instruments governing our future indebtedness may restrict or prohibit us from paying cash dividends on the perpetual strike preferred stock. If the terms of our indebtedness restrict or prohibit us from paying dividends, then we may seek to refinance that indebtedness or seek a waiver that would permit the payment of dividends. However, we may be unable or may choose not to refinance the indebtedness or obtain a waiver.

Under the Delaware General Corporation Law, we may declare dividends on the perpetual strike preferred stock only out of our “surplus” (which generally means our total assets less total liabilities, each measured at their fair market values, less statutory capital), or, if there is no surplus, out of our net profits for the current or the immediately preceding fiscal year. We may not have sufficient surplus or net profits to declare and pay dividends on the perpetual strike preferred stock in cash.

If we are unable or, if permitted, decide not to pay accumulated dividends on the perpetual strike preferred stock in cash, then we may, but are not obligated to (subject to a limited exception, as described under the caption “Description of Perpetual Strike Preferred Stock—Regular Dividends”), elect to pay dividends in shares of our class A common stock. However, the payment of dividends in shares of our class A common stock will expose you to dilution and the risk of fluctuations in the price of our class A common stock, as described further in this “Risk Factors” section. Additionally, even if we choose to pay dividends on the perpetual strike preferred stock in shares of class A common stock, the number of shares of class A common stock that we are permitted to deliver may be limited as described under “Description of Perpetual Strike Preferred Stock—Regular Dividends—Method of Payment—Regular Dividends Paid Partially or Entirely in Shares of Class A Common Stock.”

If we fail to declare and pay full dividends on the perpetual strike preferred stock, then we will be prohibited from paying dividends on our class A common stock and any other junior securities, subject to limited exceptions. Although we do not currently pay dividends on our class A common stock, we may decide to do so in the future. In that case, a reduction or elimination of dividends on our class A common stock may cause the trading price of our class A common stock to decline, which, in turn, will likely depress the trading price of the perpetual strike preferred stock.

Not all events that may adversely affect the trading price of the perpetual strike preferred stock and our class A common stock will result in an adjustment to the conversion rate.

The conversion rate is subject to adjustment for certain events, including:

•	certain stock dividends, splits and combinations;

•	the issuance of certain rights, options or warrants to holders of our class A common stock;

•	certain distributions of assets, debt securities, capital stock or other property to holders of our class A common stock;

•	cash dividends on our class A common stock; and

•	certain tender or exchange offers.

See “Description of Perpetual Strike Preferred Stock—Conversion Rights—Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of class A common stock (or securities exercisable for, or convertible into, class A common stock) for cash, that may adversely affect the trading price of the perpetual strike preferred stock and our class A common stock. An event may occur that adversely affects the preferred stockholders and the trading price of the perpetual strike preferred stock and the underlying shares of our class A common stock but that does not result in an adjustment to the conversion rate.

Certain events that can significantly reduce, or eliminate entirely, the option value of the conversion right of the perpetual strike preferred stock will not require an adjustment to the conversion rate. For example, if we are party to a business combination transaction pursuant to which our class A common stock is acquired solely for cash, then, pursuant to the provisions described below under the caption “Description of Perpetual Strike Preferred Stock—Conversion Rights—Effect of Class A Common Stock Change Event,” the perpetual strike preferred stock will become convertible solely into cash, which will eliminate the time value, and may harm the option value, of the conversion right of the perpetual strike preferred stock. Similarly, a de-listing of our class A common stock will likely severely reduce the liquidity of the market for our class A common stock and the volatility of the trading price of our class A common stock, which, in turn, will likely reduce the option value of the conversion right of the perpetual strike preferred stock significantly. None of these, or certain other, events will, in themselves, require an adjustment to the conversion rate to compensate preferred stockholders for their lost option value.

Many convertible instruments contain “make-whole” provisions that adjust the conversion rate in a manner that is designed to compensate investors for lost option value upon the occurrence of specified events. The perpetual strike preferred stock does not contain such a provision. Accordingly, we may engage in transactions that significantly reduce the option value of the conversion right of the perpetual strike preferred stock without a corresponding adjustment to the conversion rate.

The perpetual strike preferred stock has only limited voting rights.

The perpetual strike preferred stock confers no voting rights except with respect to certain dividend arrearages, certain amendments to the terms of the perpetual strike preferred stock, and certain other limited circumstances described in this prospectus supplement and except as required by the Delaware General Corporation Law. Holding perpetual strike preferred stock does not confer the right to vote on an as-converted basis with holders of our class A common stock on matters on which our class A common stockholders are entitled to vote. For example, holders of perpetual strike preferred stock, as such, do not have the right to vote in the general election of our directors, although those holders will have a limited right, voting together with holders of any voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, to elect one director upon the occurrence of each of the following events: (i) if less than the full amount of accumulated and unpaid regular dividends on the outstanding perpetual strike preferred stock have been declared and paid in respect of each of four or more consecutive regular dividend payment dates; and (ii) if less than the full amount of accumulated and unpaid regular dividends on the outstanding perpetual strike preferred stock have been declared and paid in respect of eight or more consecutive regular dividend payment dates. See “Description of Perpetual Strike Preferred Stock—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.” Accordingly, the voting provisions of the perpetual strike preferred stock may not afford you with meaningful protections for your investment.

We may issue preferred stock in the future that ranks equally with or senior to the perpetual strike preferred stock with respect to dividends and liquidation rights, which may adversely affect the rights of preferred stockholders.

Without the consent of any holder of perpetual strike preferred stock, we may authorize and issue preferred stock (including additional perpetual strike preferred stock) that ranks equally with or senior to the perpetual strike preferred stock with respect to the payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up. If we issue any such preferred stock in the future, the rights of holders of the perpetual strike preferred stock will be diluted and the trading price of the perpetual strike preferred stock may decline. For example, if we issue any dividend senior stock in the future, such dividend senior stock could contain provisions that prohibit us from paying accumulated dividends on the perpetual strike preferred stock or purchasing, redeeming or acquiring the perpetual strike preferred stock until and unless we first pay accumulated dividends in full on such dividend senior stock.

A liquid trading market for the perpetual strike preferred stock may not be maintained.

Although we have listed the perpetual strike preferred stock on The Nasdaq Global Select Market, a liquid trading market for the perpetual strike preferred stock may not continue to develop or be maintained, and the listing may be subsequently withdrawn. Accordingly, you may not be able to sell your perpetual strike preferred stock at the times you wish to or at favorable prices, if at all. The liquidity of the trading market, if any, and future trading prices of the perpetual strike preferred stock will depend on many factors, including, among other things, the trading price and volatility of our class A common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible securities has been volatile. Market volatility could significantly harm the market for the perpetual strike preferred stock, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our class A common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the perpetual strike preferred stock.

We expect that the trading price of our class A common stock will significantly affect the trading price of the perpetual strike preferred stock, which could result in greater volatility in the trading price of the perpetual strike preferred stock than would be expected for non-convertible securities. The trading price of our class A common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the captions “Where You Can Find More Information; Incorporation by Reference,” among others, many of which are beyond our control.

In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the perpetual strike preferred stock. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the perpetual strike preferred stock. In particular, there have been recent concerns regarding expected increases in both short- and long-term interest rates, driven in part by a projected rise in inflation, and if those concerns prove to be valid, then the trading price of the perpetual strike preferred stock may fall significantly.

The market price of our class A common stock has been and may continue to be volatile, which could result in substantial losses for investors in the class A common stock, including holders of any shares of class A common stock issued upon the conversion of the perpetual strike preferred stock.

The market price of our class A common stock has historically been volatile, and this volatility has been significant in recent periods. Since August 11, 2020, the date on which we announced our initial purchase of bitcoin, the closing price of our class A common stock has increased from $12.36 as of August 10, 2020, the last trading day before our announcement, to $287.18 as of March 7, 2025, and has traded as high as $543.00 and as low as $13.26 during such period, and the daily trading volume was as high as 100,444,000 shares and as low as 385,000 shares during such period. All amounts in the preceding sentence have been adjusted to reflect our 10-for-1 stock split by means of stock dividend, following which trading of our class A common stock commenced on a split-adjusted basis at market open on August 8, 2024. The market price of our class A common stock may fluctuate widely in response to various factors, some of which are beyond our control. These factors include, but are not limited to:

•	fluctuations in the price of bitcoin, of which we have significant holdings, and in which we expect we will continue to make significant purchases and announcements about our transactions in bitcoin;

•	changes to our bitcoin strategy;

•	announcement of additional capital raising transactions;

•	regulatory, commercial and technical developments related to bitcoin or the Bitcoin blockchain;

•	quarterly variations in our results of operations or those of our competitors;

•

announcements about our earnings that are not in line with analyst expectations, the likelihood of which may be enhanced because it is our policy not to give guidance relating to our anticipated financial performance in future periods;

•	announcements by us or our competitors of acquisitions, dispositions, new offerings, significant contracts, commercial relationships, or capital commitments;

•	our ability to develop, market, and deliver new and enhanced offerings on a timely basis;

•	commencement of, or our involvement in, litigation;

•	recommendations by securities analysts or changes in earnings estimates and our ability to meet those estimates;

•	investor perception of our Company, including as compared to investment vehicles that are designed to track the price of bitcoin, such as spot bitcoin exchange-traded products;

•	announcements by our competitors of their earnings that are not in line with analyst expectations;

•	the volume of shares of our class A common stock, perpetual strike preferred stock and other securities available for public sale;

•	sales or purchases of stock by us or by our stockholders and issuances of awards under our equity incentive plan; and

•

general economic conditions and slow or negative growth of related markets, including as a result of war, terrorism, infectious diseases (such as COVID-19), natural disasters and other global events, and government responses to such events.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. In addition, the stock market and the market for both bitcoin-influenced and technology companies have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies in those markets. In particular, recent trading prices of our class A common stock may reflect market dynamics that are not connected to traditional software and business intelligence industry fundamentals, or to valuation methods commonly associated with operating companies in these industries or with companies engaged predominantly in passive investments in bitcoin or other commodities, such as exchange-traded funds. Our equity market capitalization as of December 31, 2024 was well in excess of our stockholders’ equity calculated in accordance with U.S. GAAP and in excess of valuations that might traditionally be expected based on our operating performance, cash flows and net assets. Investors may therefore be unable to assess the value our class A common stock or evaluate the risks of an investment in us using traditional or commonly used enterprise valuation methods. We cannot predict how these dynamics may evolve over time, or whether or how long they may last. These market and industry factors may seriously harm the market price of our class A common stock, regardless of our actual operating performance, resulting in substantial losses for investors in our class A common stock, including holders of any shares of class A common stock issued upon the conversion of the perpetual strike preferred stock.

Future sales or other dilution of our class A common stock, including other equity-related securities, could dilute our existing stockholders or otherwise depress the market price of our class A common stock and the perpetual strike preferred stock.

Future sales of our class A common stock in the public market, or the perception that such sales could occur, or the issuance of class A common stock upon the conversion of the perpetual strike preferred stock could negatively impact the market price of our class A common stock, and, accordingly, the trading price of the perpetual strike preferred stock. The terms of the perpetual strike preferred stock do not restrict our ability to issue additional perpetual strike preferred stock, class A common stock or other equity-related securities in the future. Future sales or issuances of additional perpetual strike preferred stock, class A common stock or other equity-related securities could be dilutive to holders of perpetual strike preferred stock, including purchasers of perpetual strike preferred stock in this offering and holders of any shares of class A common stock issued upon conversion of the perpetual strike preferred stock, and could adversely affect their voting and other rights and economic interests, and could have a similar impact with respect to the perpetual strike preferred stock. If we issue additional shares of perpetual strike preferred stock, shares of class A common stock (including as payment for regular dividends on the perpetual strike preferred stock), or other equity-related securities, the trading price of our class A common stock and the perpetual strike preferred stock may decline. We cannot predict the size of future issuances of our class A common stock, perpetual strike preferred stock or other securities or the effect, if any, that future sales and issuances of our class A common stock, perpetual strike preferred stock and other securities would have on the market price of our class A common stock and the perpetual strike preferred stock.

In addition, the existence of the perpetual strike preferred stock may encourage short selling by market participants because the conversion of the perpetual strike preferred stock could be used to satisfy short positions, or anticipated conversion of the perpetual strike preferred stock into shares of class A common stock could depress the price of our class A common stock. The sale or the availability for sale of a large number of shares of class A common stock in the public market could cause the market price of our class A common stock to decline.

Recent and future regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the perpetual strike preferred stock and the ability of investors to implement a convertible arbitrage trading strategy.

We expect that many investors in the perpetual strike preferred stock, including potential purchasers of the perpetual strike preferred stock from investors in this offering, will seek to employ a convertible arbitrage strategy. Under this strategy, investors typically sell short a certain number of shares of our class A common stock and adjust their short position over time while they continue to hold the perpetual strike preferred stock. Investors may also implement this type of strategy by entering into swaps on our class A common stock in lieu of, or in addition to, short selling shares of our class A common stock.

The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our class A common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our class A common stock or enter into equity swaps on our class A common stock could depress the trading price of, and the liquidity of the market for, the perpetual strike preferred stock.

In addition, the liquidity of the market for our class A common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our class A common stock with an investor of the perpetual strike preferred stock. These and other market events could make implementing a convertible arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the perpetual strike preferred stock that seek to employ a convertible arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the perpetual strike preferred stock may significantly decline.

Holders of perpetual strike preferred stock may be treated as receiving deemed distributions and/or receive distributions paid in class A common stock, and consequently may be subject to tax with respect to the perpetual strike preferred stock under certain circumstances, even though no corresponding distribution of cash has been made.

Under Section 305 of the Internal Revenue Code of 1986, as amended (the “Code”), holders of perpetual strike preferred stock may be treated as receiving a deemed distribution on the perpetual strike preferred stock under certain circumstances, including (i) an increase in the liquidation preference of the perpetual strike preferred stock or (ii) if the perpetual strike preferred stock is issued at a discount. If our board of directors does not declare a dividend on the perpetual strike preferred stock in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the liquidation preference of the perpetual strike preferred stock that gives rise to a deemed dividend to holders of perpetual strike preferred stock. Although the matter is not entirely clear, we believe such deferred dividend or discount should not be treated as giving rise to a deemed distribution on the perpetual strike preferred stock. However, there is no assurance that the IRS or an applicable withholding agent will not take a contrary position.

In addition, the conversion rate of the perpetual strike preferred stock is subject to adjustment in certain circumstances. If and to the extent that certain adjustments in the conversion rate (or failures to adjust the conversion rate) increase the proportionate interest of a holder of perpetual strike preferred stock in our assets or earnings and profits, the holder of perpetual strike preferred stock may be deemed to have received for U.S. federal income tax purposes a deemed distribution without the receipt of any cash or property.

Furthermore, upon a conversion of perpetual strike preferred stock into class A common stock, depending on the circumstances, any class A common stock received in respect of any deferred and unpaid dividend (and any dividend that has been declared and not yet paid as well as any accrued but unpaid dividend in the then-current dividend period) could be treated as a deemed distribution for U.S. federal income tax purposes.

Any deemed distribution or any distribution to holders of the perpetual strike preferred stock that is paid in class A common stock will generally be taxable to the same extent as a cash distribution. In addition, for any perpetual strike preferred stockholder that is a non-U.S. holder (as defined in “Material United States Federal Income Tax Considerations”), any deemed distribution or non-cash distribution could be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Because deemed distributions or non-cash distributions received by a holder of perpetual strike preferred stock would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay withholding (including backup withholding) on behalf of a holder of perpetual strike preferred stock, we (or an applicable withholding agent) may set off any such payment against, or withhold such taxes from, payments of cash or delivery of shares of class A common stock to such holder of perpetual strike preferred stock (or, in some circumstances, any payments on our class A common stock) or sales proceeds received by, or other funds or assets of, such holder of perpetual strike preferred stock, or require alternative arrangements (e.g., deposit for taxes prior to delivery of such dividend in the form of class A common stock or of conversion consideration).

The application of the rules under Section 305 of the Code to the perpetual strike preferred stock is uncertain, and holders of perpetual strike preferred stock should consult their tax advisors about the impact of these rules in their particular situations.

Holders of perpetual strike preferred stock may not be entitled to the dividends-received deduction or preferential tax rates applicable to qualified dividend income.

Distributions paid to corporate U.S. holders may be eligible for the dividends-received deduction and distributions paid to non-corporate U.S. holders may be subject to tax at the preferential tax rates applicable to “qualified dividend income” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes and certain holding period and other requirements are met. We may not have sufficient current or accumulated earnings and profits during any fiscal year for the distributions on the perpetual strike preferred stock to qualify as dividends for U.S. federal income tax purposes. If any distributions on the perpetual strike preferred stock with respect to any fiscal year are not eligible for the dividends-received deduction or for the preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, the trading price of the perpetual strike preferred stock may decline.

The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of perpetual strike preferred stock.

Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock” and is subject to adverse tax reporting requirements and potentially penalties, as described below. In addition, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is structured to have a dividend that is reasonably expected to decline (as opposed to a dividend rate that is reasonably expected to fluctuate or remain constant) (for such purpose, the dividend rate may be viewed as reasonably expected to decline if we are reasonably expected to stop paying regular dividends on the perpetual strike preferred stock) or is issued for an amount that exceeds (by more than a de minimis amount, as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term.

We will issue shares of perpetual strike preferred stock from time to time under this prospectus supplement (the “Offered Shares”) and may otherwise issue shares of perpetual strike preferred stock (or resell any shares that we or any of our subsidiaries have purchased or otherwise acquired) from time to time (such issued or resold shares, the “Additional Shares”). We do not intend to issue any shares of perpetual strike preferred stock that would be treated as fast-pay stock, and we do not believe that we structured the Offered Shares, or will structure any Additional Shares, such that dividends paid by us with respect to the perpetual strike preferred stock will be economically a return of a stockholder’s investment. Moreover, we have obtained, and intend to obtain in the future, advice of counsel in connection with offerings of perpetual strike preferred stock for the purpose of analyzing the consequences of issuing such shares, including in light of any legal developments regarding the definition of fast-pay stock. It is possible, however, that the Offered Shares or Additional Shares may be issued at a premium above their liquidation preference. Based on the expected overall circumstances of an offering of the Offered Shares or Additional Shares (such as our general expectation that the value of the conversion option would, at issuance, exceed the amount of any such premium and certain other factors), we do not believe that such premium would be attributable to dividends that are economically a return of a stockholder’s investment. Nonetheless, there may be increased risk that the IRS could assert that such Offered Shares or Additional Shares constitute fast-pay stock.

Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Issuers and holders of any shares of fast-pay stock would be required to report their participation in the transaction on IRS Form 8886 on an annual basis with their U.S. federal income tax returns and would also be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Furthermore, certain material advisors would also be required to file a disclosure statement with the IRS. If we determine that we are required to file an IRS Form 8886 (including a protective filing) in connection with the potential issuance of fast-pay stock with respect to any perpetual strike preferred stock, we intend to provide public notice to the applicable holders of the perpetual strike preferred stock, which notice may be by a press release, by publication on our investor relations website, or by filing a current report on Form 8-K with the Securities and Exchange Commission.

Notwithstanding our intent not to issue perpetual strike preferred stock that would be fast-pay stock, the rules regarding the definition of fast-pay stock are unclear in certain respects and, therefore, the IRS could disagree with our determination and treat Offered Shares or Additional Shares as fast-pay stock. In addition, even if a particular issuance of Offered Shares or Additional Shares is not fast-pay stock, the treatment of any other shares of perpetual strike preferred stock—including other Offered Shares or any Additional Shares—as fast-pay stock (for example, as a result of a determination by the IRS or because they are issued at a premium to their liquidation preference) could result in adverse consequences to holders of all shares of perpetual strike preferred stock because the shares may be indistinguishable from each other. See “—An issuance of perpetual strike preferred stock could have an adverse tax profile, which could subject holders of any other shares of perpetual strike preferred stock to adverse consequences” below.

Accordingly, holders of perpetual strike preferred stock are strongly urged to consult their tax advisors regarding the Fast-Pay Stock Regulations and their potential consequences to an investment in the perpetual strike preferred stock.

An issuance of perpetual strike preferred stock could have an adverse tax profile, which could subject holders of any other shares of perpetual strike preferred stock to adverse consequences.

If we issue shares of perpetual strike preferred stock—whether Offered Shares or Additional Shares—that have a different, and potentially adverse, tax profile or treatment for U.S. federal income tax purposes from your shares of perpetual strike preferred stock, since all such shares would trade under the same CUSIP or other identifying number, your shares of perpetual strike preferred stock may be treated by subsequent purchasers, withholding agents and potentially the IRS as having the same adverse tax profile or treatment if they are not otherwise distinguishable from the perpetual strike preferred stock subject to such adverse treatment.

For example, notwithstanding our intent not to issue any shares of perpetual strike preferred stock that are fast-pay stock, the IRS could assert that certain shares of perpetual strike preferred stock constitute fast-pay stock, particularly if they are issued at a premium to their liquidation preference in their offering. See “—The tax rules applicable to “fast-pay stock” could result in adverse consequences to holders of perpetual strike preferred stock” above.

Furthermore, if any shares of perpetual strike preferred stock are issued at a price that exceeds their liquidation preference, such shares would constitute “disqualified preferred stock” within the meaning of Section 1059(f)(2) of the Code and any corporate U.S. holder generally will be required to reduce its tax basis (but not below zero) in the perpetual strike preferred stock by the amount of any dividends-received deduction it receives. If any shares of perpetual strike preferred stock issued are considered disqualified preferred stock, the other shares of perpetual strike preferred stock could also be subject to same treatment as a practical matter due to fungible trading.

If any shares of perpetual strike preferred stock are sold at a discount, such shares may be subject to rules that require the accrual of such discount (or a greater discount that applies to any other shares of perpetual strike preferred stock) currently over the deemed term of the shares as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. In that event, the IRS or a withholding agent may treat any such discount as resulting in deemed taxable distributions with respect to the all shares of perpetual strike preferred stock, including those not issued at a discount (or issued at a lesser discount).

Because the IRS or other parties (such as withholding agents) may not be able to distinguish the shares of perpetual strike preferred stock offered or resold from time to time, a holder of perpetual strike preferred stock might be subject to adverse tax consequences or might be required to demonstrate to the IRS (or such other parties) that the holder purchased the perpetual strike preferred stock in a specific offering to which those adverse tax consequences did not apply. Moreover, any adverse tax consequences as described above in connection with the issuance of any Offered Shares or Additional Shares may adversely affect the trading price of the perpetual strike preferred stock. See “Material United States Federal Income Tax Considerations” for further discussion.

Provisions of the perpetual strike preferred stock could delay or prevent an otherwise beneficial takeover of us.

Certain provisions in the perpetual strike preferred stock could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus supplement, preferred stockholders will have the right to require us to repurchase their perpetual strike preferred stock for cash. See “Description of Perpetual Strike Preferred Stock—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase Perpetual Strike Preferred Stock.” These fundamental change provisions could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that preferred stockholders or holders of our class A common stock may view as favorable.

Your investment in the perpetual strike preferred stock may be harmed if we redeem the perpetual strike preferred stock.

We have the right to redeem the perpetual strike preferred stock in certain circumstances. See “Description of Perpetual Strike Preferred Stock—Redemption at Our Option.” If we redeem your perpetual strike preferred stock, then you may not be entitled to benefit from potential future appreciation in the trading price of our class A common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable dividend or interest rates.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, exchange-traded funds and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise comply with, these laws and regulations. This means, among other things, that the execution of or changes to our Treasury Reserve Policy or our bitcoin acquisition strategy, our use of leverage, the manner in which our bitcoin is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. For example, although a significant change to our Treasury Reserve Policy would require the approval of our board of directors, no stockholder or regulatory approval would be necessary. Consequently, our board of directors has broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our bitcoin holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding bitcoin. See “Use of Proceeds.”

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin and for working capital. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially. Our management may not apply our net proceeds in ways that ultimately increase the value of your investment. The failure by our management to apply these funds effectively could harm our business. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause the market price of our class A common stock and the perpetual strike preferred stock to decline.

We may use the net proceeds from this offering to purchase additional bitcoin, the price of which has been, and will likely continue to be, highly volatile.

We may use the net proceeds from this offering to purchase additional bitcoin. Bitcoin is a highly volatile asset that has traded below $50,000 per bitcoin and above $105,000 per bitcoin on the Coinbase exchange (our principal market for bitcoin) in the 12 months preceding the date of this prospectus supplement. In addition, bitcoin does not pay interest or other returns and so the ability to generate a return on investment from the net proceeds from this offering will depend on whether there is appreciation in the value of bitcoin following our purchases of bitcoin with the net proceeds from this offering. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering.

You will not be compensated for the lost option value and lost dividends as a result of conversion upon a fundamental change.

If a “fundamental change” (as defined under the caption “Description of Perpetual Strike Preferred Stock—Definitions”) occurs, a preferred stockholder may convert its perpetual strike preferred stock at any time before the close of business on the business day immediately before the related fundamental change repurchase date to receive a number of shares of our class A common stock based on the conversion rate then in effect, as described under the caption “Description of Perpetual Strike Preferred Stock—Conversion Rights.” Except as described under the caption “Description of Perpetual Strike Preferred Stock—Conversion Rights—Treatment of Dividends Upon Conversion,” regular dividends on any share of perpetual strike preferred stock will cease to accumulate from and after the conversion date for such share. The conversion rate will not be increased in connection with a fundamental change to compensate you for the lost option value, or the loss of potentially receiving future dividends, as a result of converting your perpetual strike preferred stock upon a fundamental change.

The accounting method for the perpetual strike preferred stock may result in lower reported net earnings attributable to common stockholders and lower reported diluted earnings per share.

The accounting method for reflecting the conversion and other provisions of the perpetual strike preferred stock in our financial statements may adversely affect our reported earnings. Because dividends on the perpetual strike preferred stock are cumulative, we expect that dividends that accumulate on the perpetual strike preferred stock during the applicable reporting period, regardless of whether they are declared or paid, will be deducted from reported net earnings (or added to reported net loss) for that reporting period to arrive at reported earnings (or loss) attributable to our class A common stock. Accordingly, we expect this accounting treatment to reduce the amount of reported earnings (or increase the amount of reported loss) attributable to our class A common stock. Similarly, we expect that accumulated dividends on the perpetual strike preferred stock will also reduce our reported basic earnings per share (or increase our reported basic loss per share) of class A common stock. Furthermore, we expect that applicable accounting standards will require us to separately account for the tax redemption feature associated with the perpetual strike preferred stock as an embedded derivative. Under this treatment, the embedded derivative will be measured at its fair value and accounted for separately as a liability that is marked-to-market at the end of each reporting period. For each financial statement period after the issuance of the perpetual strike preferred stock, a gain or loss will be reported in our statement of operations to the extent the valuation of the embedded derivative changes from the previous period. This accounting treatment may subject our reported net income (loss) to significant non-cash volatility. In addition, we expect that the if-converted method will apply to reflect the perpetual strike preferred stock in the calculation of our diluted earnings per share. Under this method, we expect that diluted earnings per share will be calculated assuming that the perpetual strike preferred stock is converted at the beginning of the reporting period (or, if later, the time the perpetual strike preferred stock is issued). However, this calculation will not be made if reflecting the perpetual strike preferred stock in diluted earnings per share in this manner is anti-dilutive. Accordingly, the application of the if-converted method to the perpetual strike preferred stock may result in lower reported diluted earnings per share.

Furthermore, we have not reached a final determination regarding the accounting treatment for the perpetual strike preferred stock, and the description above is preliminary. In addition, accounting standards may change in the future. Accordingly, we may account for the perpetual strike preferred stock in a manner that is significantly different than described above.

Because the perpetual strike preferred stock is held in book-entry form, holders of the perpetual strike preferred stock must rely on DTC’s procedures to exercise their rights and remedies.

We initially issued the perpetual strike preferred stock, and the perpetual strike preferred stock sold in this offering will be initially issued, in the form of “global certificates” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global certificates are shown on, and transfers of global certificates are effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue physical certificates representing the perpetual strike preferred stock. See “Description of Perpetual Strike Preferred Stock—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global certificate, then you will not be considered an owner or holder of the perpetual strike preferred stock. Instead, DTC or its nominee will be the sole holder of the perpetual strike preferred stock. Payments of cash dividends and other cash amounts on global certificates will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global certificates and that those participants will credit the payments to indirect DTC participants. Unlike persons who have physical certificates registered in their names, owners of beneficial interests in global certificates will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders of the perpetual strike preferred stock. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global certificates to vote on any requested actions on a timely basis.

Holding perpetual strike preferred stock does not, in itself, confer any rights with respect to our class A common stock.

Holding perpetual strike preferred stock does not confer any rights with respect to our class A common stock (including the voting rights of, and rights to receive any dividends or other distributions on, our class A common stock). However, holders of the perpetual strike preferred stock are subject to all changes affecting our class A common stock to the extent the trading price of the perpetual strike preferred stock depends on the market price of our class A common stock and to the extent they receive shares of our class A common stock upon conversion of the perpetual strike preferred stock. For example, if we propose an amendment to our charter documents that requires the approval of our class A common stockholders but not the approval of the preferred stockholders, then holders of any perpetual strike preferred stock will not, as such, be entitled to vote on the amendment, although those holders will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our class A common stock.

USE OF PROCEEDS

From time to time, we may issue and sell shares of our perpetual strike preferred stock having aggregate sales proceeds of up to $21,000,000,000. Because there is no minimum offering amount required as a condition to effect this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from this offering for general corporate purposes, including the acquisition of bitcoin and for working capital.

Bitcoin is a highly volatile asset that has traded below $50,000 per bitcoin and above $105,000 per bitcoin in our principal market in the 12 months preceding the date of this prospectus supplement. Bitcoin does not pay interest or other returns and so our ability to generate cash from our bitcoin holdings depends on sales. Future fluctuations in bitcoin trading prices may result in our converting bitcoin purchased with the net proceeds from this offering into cash with a value substantially below the net proceeds from this offering, and there can be no assurance as to whether or when we will realize any cash proceeds from our contemplated acquisition of bitcoin.

We have not determined the amount of net proceeds to be used specifically for any of these purposes. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve.

DESCRIPTION OF PERPETUAL STRIKE PREFERRED STOCK

The following is a summary of certain provisions of our 8.00% Series A Perpetual Strike Preferred Stock (the “perpetual strike preferred stock”). It is only a summary and is not complete. The terms of our perpetual strike preferred stock are set forth in a certificate of designations (the “certificate of designations”) and our second restated certificate of incorporation (the “certificate of incorporation”). We qualify this summary by referring you to the certificate of designations and our certificate of incorporation, because they, and not this summary, define your rights as a holder of the perpetual strike preferred stock. We will provide you, upon written request, with a copy of the certificate of designations, which includes the form of the certificates that will represent the perpetual strike preferred stock, and our certificate of incorporation, as provided under the captions “Where You Can Find More Information; Incorporation by Reference.”

Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the certificate of designations.

References to “we,” “us” and “our” in this section refer to MicroStrategy Incorporated d/b/a Strategy only and not to any of its subsidiaries.

This “Description of Perpetual Strike Preferred Stock” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Capital Stock.”

Generally

Our certificate of incorporation authorizes us to issue up to 1,005,000,000 shares of preferred stock, $0.001 par value per share, in one or more series, and authorizes our board of directors to designate the preferences, rights and other terms of each series. As of the date of this prospectus supplement, 7,300,000 shares of perpetual strike preferred stock were outstanding.

The up to $21,000,000,000 of shares of perpetual strike preferred stock that we may offer and sell under this prospectus supplement and the accompanying prospectus constitutes a further issuance of the 7,300,000 shares of perpetual strike preferred stock outstanding as of the date of this prospectus supplement. Other than the issue date, and in the case of perpetual strike preferred stock issued after March 15, 2025, the first regular dividend date, the perpetual strike preferred stock that we may offer and sell under this prospectus supplement and the accompanying prospectus will have terms identical to, will have the same CUSIP number as, and will vote together with, the perpetual strike preferred stock outstanding as of the date of this prospectus supplement immediately upon issuance.

Without the consent of any holder, we may, by resolution of our board of directors, increase the total number of authorized shares of perpetual strike preferred stock, except that in no event will such increase be by an amount that exceeds the total number of authorized and undesignated shares of our preferred stock. In addition, without the consent of any holder of perpetual strike preferred stock, we may issue additional perpetual strike preferred stock with the same terms as the perpetual strike preferred stock we are offering (except for certain differences, such as the date as of which regular dividends begin to accumulate on, the first regular dividend payment date for, and transfer restrictions applicable to, such additional perpetual strike preferred stock). Furthermore, without the consent of any holder, we may resell any perpetual strike preferred stock that we or any of our “subsidiaries” (as defined below under the caption “—Definitions”) has purchased or otherwise acquired. However, such additional or resold perpetual strike preferred stock must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible, for purposes of federal securities laws or, if applicable, the “depositary procedures” (as defined below under the caption “—Definitions”), with other perpetual strike preferred stock that is then outstanding. In addition, without the consent of any holder, we may create and issue, or increase the authorized or issued number of, any other class or series of stock (including, for the avoidance of doubt, “dividend senior stock” or “liquidation senior stock” (as those terms are defined below under the caption “—Definitions”)).

Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase perpetual strike preferred stock in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives.

Transfer Agent, Registrar, Conversion Agent and Paying Agent

U.S. Bank Trust Company, National Association is the initial transfer agent, registrar, conversion agent and paying agent for the perpetual strike preferred stock. However, without prior notice to the preferred stockholders, we may change the transfer agent, registrar, paying agent and conversion agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the transfer agent, registrar, paying agent or conversion agent with respect to any global certificate must at all times be a person that is eligible to act in that capacity under the depositary procedures).

Registered Holders

Absent manifest error, a person in whose name any share of perpetual strike preferred stock is registered on the registrar’s books will be considered to be the holder of that share for all purposes, and only registered holders (which, in the case of perpetual strike preferred stock held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under our certificate of incorporation and certificate of designations as holders of the perpetual strike preferred stock. In this section, we refer to the registered holders of the perpetual strike preferred stock as “holders” of the perpetual strike preferred stock or “preferred stockholders.”

The perpetual strike preferred stock will be initially issued in global form, represented by one or more “global certificates” registered in the name of Cede & Co., as nominee of DTC, and DTC will act as the initial depositary for the perpetual strike preferred stock. In limited circumstances, global certificates will be exchanged for “physical certificates” registered in the name of the applicable preferred stockholders. See “—Book Entry, Settlement and Clearance” for a definition of these terms and a description of certain DTC procedures that will be applicable to perpetual strike preferred stock represented by global certificates.

Transfers and Exchanges

A preferred stockholder may transfer or exchange its perpetual strike preferred stock at the office of the registrar in accordance with the certificate of designations. We, the transfer agent and the registrar may require the preferred stockholder to, among other things, deliver appropriate endorsements or transfer instruments as we or they may reasonably require. In addition, subject to the terms of the certificate of designations, we, the transfer agent and the registrar may refuse to register the transfer or exchange of any share of perpetual strike preferred stock that is subject to conversion, redemption or required repurchase.

Listing

The perpetual strike preferred stock is listed on The Nasdaq Global Select Market under the symbol “STRK.”

Our class A common stock is listed on The Nasdaq Global Select Market under the symbol “MSTR.”

Payments on the Perpetual Strike Preferred Stock

We will pay (or cause a paying agent to pay) all declared cash regular dividends or other cash amounts due on any perpetual strike preferred stock represented by a global certificate by wire transfer of immediately available funds. We will pay (or cause a paying agent to pay) all declared cash regular dividends or other cash amounts due on any perpetual strike preferred stock represented by a physical certificate as follows:

•

if the aggregate “liquidation preference” (as defined below under the caption “—Definitions”) of the perpetual strike preferred stock represented by such physical certificate is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such perpetual strike preferred stock entitled to such cash regular dividend or amount has delivered to the paying agent, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and

•	in all other cases, by check mailed to the address of such holder set forth in the register for the perpetual strike preferred stock.

To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any declared cash regular dividend due on a regular dividend payment date for the perpetual strike preferred stock, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.

If the due date for a payment on any perpetual strike preferred stock is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”

Ranking

The perpetual strike preferred stock ranks as follows:

•

senior to (i) “dividend junior stock” (as defined below under the caption “—Definitions”) with respect to the payment of dividends; and (ii) “liquidation junior stock” (as defined below under the caption “—Definitions”) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•

equally with (i) “dividend parity stock” (as defined below under the caption “—Definitions”) with respect to the payment of dividends; and (ii) “liquidation parity stock” (as defined below under the caption “—Definitions”) with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•

junior to (i) dividend senior stock with respect to the payment of dividends; and (ii) liquidation senior stock with respect to the distribution of assets upon our liquidation, dissolution or winding up;

•	junior to our existing and future indebtedness (including all of our issued and outstanding convertible notes); and

•	structurally junior to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) capital stock of our subsidiaries.

Our class A common stock and class B common stock will constitute dividend junior stock and liquidation junior stock. However, the terms of the perpetual strike preferred stock will not restrict us from issuing dividend senior stock or liquidation senior stock.

Regular Dividends

Generally

The perpetual strike preferred stock accumulates cumulative dividends (which we refer to as “regular dividends”) at a rate per annum equal to 8.00% (such rate per annum, the “regular dividend rate”) on the liquidation preference thereof (and, to the extent described in the third immediately following paragraph, on unpaid regular dividends), regardless of whether or not declared or funds are legally available for their payment. Subject to the other provisions described below, such regular dividends will be payable when, as and if declared by our “board of directors” (as defined below under the caption “—Definitions”), out of funds legally available for their payment to the extent paid in cash, quarterly in arrears on each “regular dividend payment date” (as defined below under the caption “—Definitions”) to the preferred stockholders of record as of the close of business on the “regular record date” (as defined below under the caption “—Definitions”) immediately preceding the applicable regular dividend payment date. For the avoidance of doubt, a holder of any shares of perpetual strike preferred stock that are issued in this offering after 5:00 p.m., New York City time, on a regular record date relating to a declared regular dividend on the perpetual strike preferred stock will not be entitled to receive that regular dividend.

Regular dividends on the perpetual strike preferred stock will accumulate from, and including, the last date to which regular dividends have been paid (or, if no regular dividends have been paid, from, and including, February 5, 2025 (the first date the perpetual strike preferred stock was issued)) to, but excluding, the next regular dividend payment date. For the avoidance of doubt, if a dividend is declared with respect to outstanding perpetual strike preferred stock, any perpetual strike preferred stock offered and sold hereby, and issued at or before 5:00 p.m., New York City time, on the record date for such declared dividend, will be entitled to payment of such declared dividend (including the portion that was accrued but unpaid before the issuance of such perpetual strike preferred stock).

Declared regular dividends on the perpetual strike preferred stock will be payable, at our election, in cash, shares of our class A common stock or a combination of cash and shares of our class A common stock, in the manner, and subject to the provisions, described below under the caption “—Method of Payment.” References in this “Description of Perpetual Strike Preferred Stock” section to regular dividends “paid” on the perpetual strike preferred stock, and any other similar language, will be deemed to include regular dividends paid thereon in shares of class A common stock in compliance with the provisions described in this “—Regular Dividends” section.

If any accumulated regular dividend (or any portion thereof) on the perpetual strike preferred stock is not paid on the applicable regular dividend payment date (or, if such regular dividend payment date is not a business day, the next business day), then additional regular dividends, which we refer to as “compounded dividends,” will accumulate on the amount of such unpaid regular dividend, compounded quarterly at the regular dividend rate, from, and including, such regular dividend payment date to, but excluding, the date the same, including all compounded dividends thereon, is paid in full. Each reference in this prospectus supplement to “accumulated” or “unpaid” regular dividends will include any compounded dividends that accumulate thereon pursuant to the provision described in this paragraph. Each payment of declared regular dividends on the perpetual strike preferred stock will be applied to the earliest “regular dividend period” (as defined below under the caption “—Definitions”) for which regular dividends have not yet been paid.

Accumulated regular dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Except as described in the next paragraph, the certificate of designations does not require us to declare regular dividends on the perpetual strike preferred stock, even if funds are legally available for their payment. Accordingly, we may choose not to declare regular dividends on the perpetual strike preferred stock. See “Risk Factors—Risks Relating to the Perpetual Strike Preferred Stock and This Offering—We may not have sufficient funds to pay dividends in cash on the perpetual strike preferred stock, or we may choose not to pay dividends on the perpetual strike preferred stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”

If we sell any shares of our class A common stock for cash through a registered public offering (including an at-the-market offering or follow-on offering) during the 90 calendar days preceding a regular record date, then, subject to the terms of any dividend senior stock, we will declare and pay the regular dividend due on the regular dividend payment date immediately after such regular record date (including, for the avoidance of doubt, compounded dividends, if any) to the extent the net proceeds to us of such sale(s) during such 90 calendar days are sufficient to pay such regular dividend. For the avoidance of doubt, payments of regular dividends will be applied in accordance with the last sentence of the fourth paragraph under this “—Regular Dividends—Generally” section. However, to the extent permitted by the depositary procedures and the terms of any senior dividend stock, and subject to the limitations described under the caption “—Method of Payment—Regular Dividends Paid Partially or Entirely in Shares of Class A Common Stock” below, to the extent, and only to the extent, funds are not legally available for such payment, and to the extent authorized, unissued and unreserved shares of our class A common stock are available, such payment of regular dividends will be payable in shares of our class A common stock. For these purposes, and for the avoidance of doubt, but without limitation, none of the following will constitute a sale of shares of our class A common stock:

•	the issuance or sale of any securities that are convertible into, or exchangeable or exercisable for, class A common stock;

•	the issuance of any shares of our class A common stock upon the conversion, exchange or exercise of any securities referred to in the preceding bullet point; and

•	the issuance or sale of any securities pursuant to a registration statement on Form S-8 (or any successor form).

For the avoidance of doubt, to the extent we fail to pay any portion of such regular dividend in cash or shares of our class A common stock due to the limitations described in the preceding paragraph, such portion of such regular dividend will constitute unpaid regular dividends and will accumulate compounded dividends as described under the fourth paragraph under this “—Regular Dividends—Generally” section.

Method of Payment

Generally

Each declared regular dividend on the perpetual strike preferred stock will be paid in cash unless we elect, by sending written notice to each preferred stockholder no later than the business day after the date of declaration of such regular dividend, to pay all or any portion of such regular dividend in shares of our class A common stock. Such written notice must state the total dollar amount of the declared regular dividend per share of perpetual strike preferred stock and the respective dollar portions thereof that will be paid in cash and in shares of our class A common stock. Any such election made in such written notice, once sent, will be irrevocable (as to the applicable declared regular dividend) and will apply to all shares of perpetual strike preferred stock then outstanding.

Regular Dividends Paid Partially or Entirely in Shares of Class A Common Stock

The number of shares of class A common stock payable in respect of any dollar amount of a declared regular dividend that we have duly elected to pay in shares of class A common stock will be (x) such dollar amount, divided by (y) the “regular dividend stock price” (as defined below under the caption “—Definitions”) for such regular dividend. However, notwithstanding anything to the contrary, in no event will the total number of shares of class A common stock issuable per share of perpetual strike preferred stock as payment for a declared regular dividend exceed an amount equal to (x) the total dollar amount of such declared regular dividend per share of perpetual strike preferred stock (including, for the avoidance of doubt, the portion thereof that we have elected to pay in shares of class A common stock), divided by (y) the “floor price” (as defined below under the caption “—Definitions”) in effect on the third “VWAP trading day” (as defined below under the caption “—Definitions”) preceding the regular dividend payment date for such regular dividend. If the dollar amount of such declared regular dividend per share of perpetual strike preferred stock that we have duly elected to pay in shares of class A common stock exceeds the product of such regular dividend stock price and the maximum number of shares of class A common stock deliverable (without regard to our obligation to pay cash in lieu of any fractional share of class A common stock) per share of perpetual strike preferred stock in respect of such regular dividend, then we will, to the extent we are legally able to do so and not prohibited by the terms of any dividend senior stock, declare and pay, on the relevant regular dividend payment date, such excess amount in cash. For the avoidance of doubt, to the extent we fail to so pay such excess amount in cash, such excess amount will constitute unpaid regular dividends and will accumulate compounded dividends as described under the fourth paragraph under “—Regular Dividends—Generally.”

The initial floor price of the perpetual strike preferred stock is $119.03 per share of common stock. The floor price will be subject to adjustment, as provided in its definition, whenever the “conversion rate” (as defined below under the caption “—Definitions”) is adjusted pursuant to the provisions described below under the caption “—Conversion Rights—Conversion Rate Adjustments.”

Payment of Cash in Lieu of any Fractional Share of Class A Common Stock

Notwithstanding anything to the contrary in the provisions described above, in lieu of delivering any fractional share of class A common stock otherwise issuable as payment for all or any portion of a declared regular dividend that we have duly elected to pay in shares of class A common stock, we will, to the extent we are legally able to do so and not prohibited by the terms of any dividend senior stock, pay cash based on the “daily VWAP” (as defined below under the caption “—Definitions”) per share of our class A common stock on the third VWAP trading day preceding the regular dividend payment date for such regular dividend. To the extent that we are not able to pay such fractional amount in cash under applicable law and in compliance with our indebtedness and the terms of any dividend senior stock, we will instead (regardless of the limitations described in the second immediately preceding paragraph, but subject to the availability of authorized, unissued and unreserved shares of our class A common stock) round up to the nearest whole share for each holder, and we will not have any obligation to pay such amount in cash and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of perpetual strike preferred stock. For the avoidance of doubt, to the extent we fail to pay any portion of such declared regular dividend in cash or shares of our class A common stock due to the limitations described in this paragraph, such portion of such regular dividend will constitute unpaid regular dividends and will accumulate compounded dividends as described under the fourth paragraph under “—Regular Dividends—Generally.”

When Preferred Stockholders Become Stockholders of Record of Shares of Class A Common Stock Issued as Payment for a Declared Regular Dividend

If we have duly elected to pay all or any portion of a declared regular dividend on any share of perpetual strike preferred stock in shares of class A common stock, then such shares of class A common stock, when issued, will be registered in the name of the holder of such share of perpetual strike preferred stock as of the close of business on the related regular record date, and such holder will be deemed to become the holder of record of such shares of class A common stock as of the close of business on the third VWAP trading day preceding the related regular dividend payment date.

Securities Laws Matters

If, in our reasonable judgment, the issuance of shares of class A common stock as payment for any declared regular dividend on the perpetual strike preferred stock, or the resale of those shares by preferred stockholders or beneficial owners that are not, and have not at any time during the preceding three months been, an affiliate of ours, requires registration under the Securities Act, then we will use our commercially reasonable efforts to:

•

file and cause there to become effective under the Securities Act a registration statement covering such issuance or covering such resales from time to time, pursuant to Rule 415 under the Securities Act, by such preferred stockholders or beneficial owners, as applicable; and

•

in the case of a resale registration statement, keep such registration statement effective under the Securities Act, and provide a prospectus that may be used in connection therewith, until all such shares are resold pursuant to such registration statement or are, or would be, eligible for resale without restriction, pursuant to Rule 144 under the Securities Act (or any successor rule), by preferred stockholders that are not, and have not at any time during the preceding three months been, an affiliate of ours.

In addition, we will use our commercially reasonable efforts to qualify or register such shares under applicable U.S. state securities laws, to the extent required in our reasonable judgment. However, we will not be required to qualify as a foreign corporation in, or consent to general service of process under the laws of, any jurisdiction where we are not at such time so qualified or subject to such service of process. To the extent applicable, we will also use our commercially reasonable efforts to have such shares of our class A common stock approved for listing on any U.S. national or regional securities exchange on which our class A common stock is then listed.

Treatment of Dividends Upon Repurchase Upon Fundamental Change, Conversion or Redemption

If the “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase Perpetual Strike Preferred Stock”), “conversion date” (as defined below under the caption “—Definitions”) or redemption date of any share of perpetual strike preferred stock to be repurchased, converted or redeemed is after a regular record date for a declared regular dividend on the perpetual strike preferred stock and on or before the next regular dividend payment date, then the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase, conversion or redemption, as applicable, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share. However, in the case of a conversion, the converting preferred stockholder must, in certain circumstances, deliver upon conversion cash in an amount equal to such declared regular dividend, as described under the caption “—Treatment of Dividends Upon Conversion.”

Except as described in the preceding paragraph, regular dividends on any share of perpetual strike preferred stock will cease to accumulate from and after the fundamental change repurchase date, conversion date or redemption date, as applicable, for such share.

Limitations on Our Ability to Pay Dividends

We may not have sufficient cash to pay regular dividends on the perpetual strike preferred stock in cash. In addition, applicable law (including the Delaware General Corporation Law), regulatory authorities and the agreements governing our indebtedness may restrict our ability to pay dividends on the perpetual strike preferred stock. Similarly, statutory, contractual or other restrictions may limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us to enable us to pay regular dividends to the extent paid in cash on the perpetual strike preferred stock. See “Risk Factors—Risks Relating to the Perpetual Strike Preferred Stock and This Offering—We may not have sufficient funds to pay dividends in cash on the perpetual strike preferred stock, or we may choose not to pay dividends on the perpetual strike preferred stock. In addition, regulatory and contractual restrictions may prevent us from declaring or paying dividends.”

Priority of Dividends; Limitation on Junior Payments; No Participation Rights

Except as described below under “—Limitation on Dividends on Parity Stock” and “—Limitation on Certain Payments,” the certificate of designations does not prohibit or restrict us or our board of directors from declaring or paying any dividend or distribution (whether in cash, securities or other property, or any combination of the foregoing) on any class or series of our stock, and, unless such dividend or distribution is declared on the perpetual strike preferred stock, the perpetual strike preferred stock will not be entitled to participate in such dividend or distribution.

For purposes of the descriptions below under the captions “—Limitation on Dividends on Parity Stock” and “—Limitation on Certain Payments,” a regular dividend on the perpetual strike preferred stock will be deemed to have been paid if such regular dividend is declared and consideration in kind and amount that is sufficient, in accordance with the certificate of designations, to pay such regular dividend is set aside for the benefit of the preferred stockholders entitled thereto.

Limitation on Dividends on Parity Stock

If:

•	less than all accumulated and unpaid regular dividends on the outstanding perpetual strike preferred stock have been declared and paid as of any regular dividend payment date; or

•

our board of directors declares a regular dividend on the perpetual strike preferred stock that is less than the total amount of unpaid regular dividends on the outstanding perpetual strike preferred stock that would accumulate to, but excluding, the regular dividend payment date following such declaration, then, until and unless all accumulated and unpaid regular dividends on the outstanding perpetual strike preferred stock have been paid, no dividends may be declared or paid on any class or series of dividend parity stock unless regular dividends are simultaneously declared on the perpetual strike preferred stock on a pro rata basis, such that (i) the ratio of (x) the dollar amount of regular dividends so declared per share of perpetual strike preferred stock to (y) the dollar amount of the total accumulated and unpaid regular dividends per share of perpetual strike preferred stock immediately before the payment of such regular dividend is no less than (ii) the ratio of (x) the dollar amount of dividends so declared or paid per share of such class or series of dividend parity stock to (y) the dollar amount of the total accumulated and unpaid dividends per share of such class or series of dividend parity stock immediately before the payment of such dividend (which dollar amount in this clause (y) will, if dividends on such class or series of dividend parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof).

Limitation on Certain Payments

If any perpetual strike preferred stock is outstanding, then no dividends or distributions (whether in cash, securities or other property, or any combination of the foregoing) will be declared or paid on any of our “junior stock” (as defined below under the caption “—Definitions”), and neither we nor any of our subsidiaries will purchase, redeem or otherwise acquire for value (whether in cash, securities or other property, or any combination of the foregoing) any of our junior stock or dividend parity stock, in each case unless all accumulated regular dividends, if any, on the perpetual strike preferred stock then outstanding for all prior completed regular dividend periods, if any, have been paid in full. However, the restrictions described in the preceding sentence will not apply to the following:

•	dividends and distributions on junior stock that are payable solely in shares of junior stock, together with cash in lieu of any fractional share;

•	the purchase of any junior stock or dividend parity stock solely with the proceeds of a substantially simultaneous sale of other junior stock;

•

purchases, redemptions or other acquisitions of junior stock in connection with the administration of any benefit or other incentive plan of ours (including any employment contract) in the ordinary course of business, including (x) the forfeiture of unvested shares of restricted stock, or any withholdings

(including withholdings effected by a repurchase or similar transaction), or other surrender, of shares that would otherwise be deliverable upon exercise, delivery or vesting of equity awards under any such plan or contract, in each case whether for payment of applicable taxes or the exercise price, or otherwise; (y) cash paid in connection therewith in lieu of issuing any fractional share; and (z) purchases of junior stock pursuant to a publicly announced repurchase plan to offset the dilution resulting from issuances pursuant to any such plan or contract; provided, however, that repurchases pursuant to this clause (z) will be permitted pursuant to the exception described in this bullet point only to the extent that the number of shares of junior stock so repurchased does not exceed the related “number of incremental diluted shares” (as defined below under the caption “—Definitions”);

•

purchases, or other payments in lieu of the issuance, of any fractional share of junior stock in connection with the conversion, exercise or exchange of such junior stock or of any securities convertible into, or exercisable or exchangeable for, junior stock;

•

purchases, or other payments in lieu of the issuance, of any fractional share of dividend parity stock in connection with the conversion, exercise or exchange of such dividend parity stock or of any securities convertible into, or exercisable or exchangeable for, dividend parity stock;

•

(x) dividends and distributions of junior stock, or rights to acquire junior stock, pursuant to a stockholder rights plan; and (y) the redemption or repurchase of such rights pursuant to such stockholder rights plan;

•

purchases of junior stock or dividend parity stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect on the immediately preceding regular dividend payment date and such purchases, if effected immediately before such regular dividend payment date, would not have been prohibited by the provision described in the first sentence under this “—Limitation on Certain Payments” section;

•

the settlement of any convertible note hedge transactions, capped call transactions or similar transactions entered into in connection with the issuance, by us or any of our subsidiaries, of any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such transactions are on customary terms and were entered into either (x) before February 5, 2025 or (y) in compliance with the provision described in the first sentence under this “—Limitation on Certain Payments” section;

•

the acquisition, by us or any of our subsidiaries, of record ownership of any junior stock or dividend parity stock solely on behalf of persons (other than us or any of our subsidiaries) that are the beneficial owners thereof, including as trustee or custodian (or as a result of our acquisition of another person that was, immediately before such acquisition, the record or beneficial owner of such junior stock or dividend parity stock, as applicable, provided such record or beneficial ownership was not obtained in anticipation of such acquisition);

•

the exchange, conversion or reclassification of dividend parity stock solely for or into junior stock or other dividend parity stock, together with the payment, in connection therewith, of cash in lieu of any fractional share; and

•	the exchange, conversion or reclassification of junior stock solely for or into other junior stock, together with the payment, in connection therewith, of cash in lieu of any fractional share.

For the avoidance of doubt, the provisions described in this “—Limitation on Certain Payments” section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any capital stock.

Any dividend senior stock that we may issue in the future could contain provisions similar to the one described in this “—Limitation on Certain Payments” section, which could prohibit us from paying accumulated dividends on the perpetual strike preferred stock or purchasing, redeeming or acquiring the perpetual strike preferred stock until and unless we first pay accumulated dividends in full on such dividend senior stock.

Rights Upon Our Liquidation, Dissolution or Winding Up

If we liquidate, dissolve or wind up, whether voluntarily or involuntarily, then, subject to the rights of any of our creditors or holders of any outstanding liquidation senior stock, each share of perpetual strike preferred stock will entitle the holder thereof to receive payment for the following amount out of our assets or funds legally available for distribution to our stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any liquidation junior stock:

•	the liquidation preference per share of perpetual strike preferred stock, which is equal to $100 per share; and

•	all unpaid regular dividends, if any, that will have accumulated on such share to, but excluding, the date of such payment.

Upon payment of such amount in full on the outstanding perpetual strike preferred stock, holders of the perpetual strike preferred stock will have no rights to our remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of perpetual strike preferred stock and the corresponding amounts payable in respect of all outstanding shares of liquidation parity stock, if any, then, subject to the rights of any of our creditors or holders of any outstanding liquidation senior stock, such assets or funds will be distributed ratably on the outstanding shares of perpetual strike preferred stock and liquidation parity stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

For purposes of the provisions described above in this “—Rights Upon Our Liquidation, Dissolution or Winding Up” section, our consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of our assets (other than a sale, lease or other transfer in connection with our liquidation, dissolution or winding up) to, another person will not, in itself, constitute our liquidation, dissolution or winding up, even if, in connection therewith, the perpetual strike preferred stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

The certificate of designations for our perpetual strike preferred stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the perpetual strike preferred stock, even though it is substantially in excess of the par value thereof. As such, we may have no assets or funds available for payment on the perpetual strike preferred stock upon our liquidation, dissolution or winding up. See “Risk Factors—Risks Relating to the Perpetual Strike Preferred Stock and This Offering—The perpetual strike preferred stock is junior to our existing and future indebtedness, structurally junior to the liabilities of our subsidiaries and subject to the rights and preferences of any other class or series of preferred stock then outstanding.”

Voting Rights

The perpetual strike preferred stock has no voting rights except as described below or as provided in our certificate of incorporation or required by the Delaware General Corporation Law.

Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events

Generally

If a “regular dividend non-payment event” (as defined below under the caption “—Definitions”) occurs, then, subject to the other provisions described below, the authorized number of our directors will automatically increase by one (or we will vacate the offices of one director) and the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, will have the right to elect one director to fill such directorship at our next annual meeting of stockholders (or, if earlier, at a special meeting of our stockholders called for such purpose) and at each following annual meeting of our stockholders until such regular dividend non-payment event has been cured, at which time such right will terminate with respect to the perpetual strike preferred stock until and unless a subsequent regular dividend non-payment event occurs. However, as a condition to the election of any such director, whom we refer to as a “preferred stock director,” such election must not cause us to violate any rule of any securities exchange or other trading facility on which any of our securities are then listed or qualified for trading requiring that a majority of our directors be independent. We refer to this condition as the “director qualification requirement.” In addition, notwithstanding anything to the contrary, our board of directors will at no time include more than two preferred stock directors, regardless of how many classes of voting parity stock (which term, solely for purposes of this sentence, includes the perpetual strike preferred stock) have rights that are then exercisable to elect any number of preferred stock directors. Upon the termination of such right with respect to the perpetual strike preferred stock and all other outstanding voting parity stock, if any, the term of office of any person then serving as a preferred stock director will immediately and automatically terminate (and, if the authorized number of our directors was increased by one or two, as applicable, in connection with such regular dividend non-payment event(s), then the authorized number of our directors will automatically decrease by one or two, as applicable).

A preferred stock director will hold office until our next annual meeting of stockholders or, if earlier, upon his or her death, resignation or removal or the termination of the term of such office as described above. However, if:

•	a class or series of voting parity stock with similar voting rights regarding the election of directors upon a failure to pay dividends is outstanding;

•	such voting rights become exercisable at a time when a preferred stock director holds office with respect to the perpetual strike preferred stock; and

•	a special meeting of our stockholders is called for the purpose of electing a director pursuant to such voting rights,

then (x) holders of the perpetual strike preferred stock will be entitled to vote, as a single class with the holders of such class or series of voting parity stock, at such special meeting in respect of such election of such new director(s); and (y) the office of any such preferred stock director of the perpetual strike preferred stock will terminate upon the election, at such special meeting, of the new director(s).

For the avoidance of doubt, the compensation, if any, payable to any preferred stock director will be at our sole and absolute discretion.

Removal and Vacancies of a Preferred Stock Director

At any time, a preferred stock director may be removed either (i) with cause in accordance with applicable law; or (ii) with or without cause by the affirmative vote of the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing a majority of the combined voting power of the perpetual strike preferred stock and such voting parity stock.

During the continuance of a regular dividend non-payment event, a vacancy in the office of a preferred stock director (other than a vacancy before the initial election of the preferred stock director in connection with such regular dividend non-payment event) may be filled, subject to the director qualification requirement, by the affirmative vote of the preferred stockholders, voting together as a single class with the holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing a majority of the combined voting power of the perpetual strike preferred stock and such voting parity stock.

The Right to Call a Special Meeting to Elect a Preferred Stock Director

During the continuance of a regular dividend non-payment event, the preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting rights regarding the election of directors upon a failure to pay dividends, which similar voting rights are then exercisable, representing at least 25% of the combined voting power of the perpetual strike preferred stock and such voting parity stock will have the right to call a special meeting of stockholders for the election of a preferred stock director (including an election to fill any vacancy in the office of a preferred stock director). Such right may be exercised by written notice, executed by such preferred stockholders and holders, as applicable, delivered to us at our principal executive offices (except that, in the case of any global certificate representing the perpetual strike preferred stock or such voting parity stock, such notice must instead comply with the applicable depositary procedures). However, if our next annual or special meeting of stockholders is scheduled to occur within 90 days after such right is exercised, and we are otherwise permitted to conduct such election at such next annual or special meeting, then such election will instead be included in the agenda for, and conducted at, such next annual or special meeting.

Voting and Consent Rights with Respect to Specified Matters

Subject to the other provisions described below, while any perpetual strike preferred stock is outstanding, each of the following events will require, and cannot be effected without, the affirmative vote or consent of preferred stockholders, and holders of each class or series of voting parity stock, if any, with similar voting or consent rights with respect to such event, representing at least a majority of the combined outstanding voting power of the perpetual strike preferred stock and such voting parity stock, if any:

(1)

any amendment, modification or repeal of any provision of our certificate of incorporation or the certificate of designations that materially adversely affects the special rights, preferences or voting powers of the perpetual strike preferred stock (other than an amendment, modification or repeal permitted by the provisions described below under the caption “—Certain Amendments Permitted Without Consent”); or

(2)

our consolidation or combination with, or merger with or into, another person, or any binding or statutory share exchange or reclassification involving the perpetual strike preferred stock, in each case unless:

(a)

the perpetual strike preferred stock either (i) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (ii) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(b)

the perpetual strike preferred stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by our board of directors in good faith) to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the perpetual strike preferred stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(c)

the issuer of the perpetual strike preferred stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not us, will succeed to us under the certificate of designations and the perpetual strike preferred stock.

However, a consolidation, combination, merger, share exchange or reclassification that satisfies the requirements of clauses (a), (b) and (c) of paragraph (2) above will not require any vote or consent pursuant to paragraph (1) above. In addition, each of the following will be deemed not to materially adversely affect the rights, preferences or voting powers of the perpetual strike preferred stock (or cause any of the rights, preferences or voting powers of any such preference securities to be materially less favorable as described above) and will not require any vote or consent pursuant to either of the preceding clauses (1) or (2):

•	any increase in the number of the authorized but unissued shares of our undesignated preferred stock;

•	any increase in the number of authorized or issued shares of perpetual strike preferred stock;

•

the creation and issuance, or increase in the authorized or issued number, of any class or series of stock (including, for the avoidance of doubt, dividend senior stock or liquidation senior stock); and

•

the application of the provisions described below under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event,” including the execution and delivery of any supplemental instruments described under such caption solely to give effect to such provisions.

If any event described in paragraphs (1) or (2) above would materially adversely affect the rights, preferences or voting powers of one or more, but not all, classes or series of voting parity stock (which term, solely for these purposes, includes the perpetual strike preferred stock), then those classes or series whose rights, preferences or voting powers would not be materially adversely affected will be deemed not to have voting or consent rights with respect to such event. Furthermore, an amendment, modification or repeal described in paragraph (1) above that materially adversely affects the special rights, preferences or voting powers of the perpetual strike preferred stock cannot be effected without the affirmative vote or consent of preferred stockholders, voting separately as a class, of at least a majority of the perpetual strike preferred stock then outstanding.

Certain Amendments Permitted Without Consent

Notwithstanding anything to the contrary described in paragraph (1) above under the caption “—Voting and Consent Rights with Respect to Specified Matters,” we may amend, modify or repeal any of the terms of the perpetual strike preferred stock without the vote or consent of any preferred stockholder to:

•

cure any ambiguity or correct any omission, defect or inconsistency in the certificate of designations or the certificates representing the perpetual strike preferred stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith;

•

conform the provisions of the certificate of designations or the certificates representing the perpetual strike preferred stock to the “Description of Perpetual Strike Preferred Stock” section of our preliminary prospectus supplement dated January 27, 2025, as supplemented by the related pricing term sheet dated January 30, 2025;

•	provide for or confirm the issuance of additional perpetual strike preferred stock pursuant to the certificate of designations;

•

provide for any transfer restrictions that apply to any shares of perpetual strike preferred stock (other than the shares of perpetual strike preferred stock issued in this offering and any shares of perpetual strike preferred stock issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act; or

•

make any other change to our certificate of incorporation, the certificate of designations or the certificates representing the perpetual strike preferred stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any preferred stockholder (other than preferred stockholders that have consented to such change), as such, in any material respect (as determined by our board of directors in good faith).

Procedures for Voting and Consents

If any vote or consent of the preferred stockholders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then our board of directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions described in this section. Such rules and procedures may include fixing a record date to determine the preferred stockholders (and, if applicable, holders of voting parity stock) that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by preferred stockholders (and, if applicable, holders of voting parity stock), of preferred stock directors for election. Without limiting the foregoing, the persons calling any special meeting of stockholders pursuant to the provisions described above under “—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events—The Right to Call a Special Meeting to Elect a Preferred Stock Director” will, at their election, be entitled to specify one or more preferred stock director nominees in the notice referred to in such section, if such special meeting is scheduled to include the election of any preferred stock director (including an election to fill any vacancy in the office of any preferred stock director).

Each share of perpetual strike preferred stock will be entitled to one vote on each matter on which the holders of the perpetual strike preferred stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock. The respective voting powers of the perpetual strike preferred stock and all classes or series of voting parity stock entitled to vote on any matter together as a single class will be determined (including for purposes of determining whether a plurality, majority or other applicable portion of votes has been obtained) in proportion to their respective liquidation amounts. Solely for these purposes, the liquidation amount of the perpetual strike preferred stock or any such class or series of voting parity stock will be the maximum amount payable in respect of the perpetual strike preferred stock or such class or series, as applicable, assuming we are liquidated on the record date for the applicable vote or consent (or, if there is no record date, on the date of such vote or consent).

At any meeting in which the perpetual strike preferred stock (and, if applicable, any class or series of voting parity stock) is entitled to elect any preferred stock director (including to fill any vacancy in the office of any preferred stock director), the presence, in person or by proxy, of holders of perpetual strike preferred stock (and, if applicable, holders of each such class or series) representing a majority of the outstanding voting power of the perpetual strike preferred stock (and, if applicable, each such class or series) will constitute a quorum. The affirmative vote of a majority of the outstanding voting power of the perpetual strike preferred stock (and, if applicable, each such class or series) cast at such a meeting at which a quorum is present will be sufficient to elect a preferred stock director.

A consent or affirmative vote of the preferred stockholders pursuant to the provisions described above under the caption “—Voting and Consent Rights with Respect to Specified Matters” may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Redemption at Our Option

The perpetual strike preferred stock is not redeemable at our option except pursuant to an optional redemption or a tax redemption, as described below.

Optional Redemption

Subject to the terms of the certificate of designations, we have the right, at our election, to redeem all, and not less than all, of the perpetual strike preferred stock, at any time, for cash if the total aggregate liquidation preference of all perpetual strike preferred stock then outstanding is less than $182,500,000 (which is equal to 25% of the aggregate liquidation preference of the perpetual strike preferred stock issued on February 5, 2025). We refer to a redemption pursuant to the provision described in this paragraph as an “optional redemption.”

Tax Redemption

Subject to the terms of the certificate of designations, we have the right, at our election, to redeem all, and not less than all, of the perpetual strike preferred stock, at any time, for cash if a “tax event” (as defined below under the caption “—Definitions”) occurs. We refer to a redemption pursuant to this provision described in this paragraph as a “tax redemption.”

Redemption Date

The redemption date will be a business day of our choosing that is no more than 60, nor less than 15, calendar days after the date we send the related redemption notice, as described below.

Redemption Price

The redemption price for a share of perpetual strike preferred stock called for optional redemption will be an amount equal to (i) the liquidation preference of such share, plus (ii) accumulated and unpaid regular dividends on such share to, but excluding, the redemption date. However, if the redemption date is after a regular record date for a declared regular dividend on the perpetual strike preferred stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such redemption date over (y) the amount of such declared regular dividend on such share.

The redemption price for a share of perpetual strike preferred stock called for tax redemption will be an amount equal to (i) the greater of (1) the liquidation preference of such share and (2) the average of the last reported sale prices per share of perpetual strike preferred stock for the five consecutive trading days ending on, and including, the trading day immediately before the date on which we send the related redemption notice, plus (ii) accumulated and unpaid regular dividends on such share to, but excluding, the redemption date. However, if the redemption date is after a regular record date for a declared regular dividend on the perpetual strike preferred stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such redemption date over (y) the amount of such declared regular dividend on such share.

Redemption Notice

We will send to the preferred stockholders notice of the redemption containing certain information set forth in the certificate of designations, including the redemption price and the redemption date.

Conversion Rights

Generally

Preferred stockholders have the right to convert some (subject to the limitation described below) or all of their shares of perpetual strike preferred stock into shares of our class A common stock (together with cash in lieu of any fractional share, if applicable), at an initial conversion rate of 0.1000 shares of class A common stock per share of perpetual strike preferred stock (which represents an initial conversion price of $1,000.00 per share of class A common stock). The conversion rate is subject to adjustment if certain events occur. The “conversion price” (as defined below under the caption “—Definitions”) at any given time will be equal to the liquidation preference divided by the conversion rate in effect at such time. Accordingly, an adjustment to the conversion rate will result in a corresponding, inverse adjustment to the conversion price. Notwithstanding anything to the contrary, in no event will any preferred stockholder be entitled to convert a number of shares of perpetual strike preferred stock that is not a whole number.

The certificate of designations limits the ability of a beneficial owner of perpetual strike preferred stock to convert less than all of such beneficial owner’s perpetual strike preferred stock unless the total number of shares of such beneficial owner’s perpetual strike preferred stock surrendered for conversion with the same conversion date is such that the consideration due upon such conversion includes at least one whole share of our class A common stock. Specifically, the minimum number of shares of a beneficial owner’s perpetual strike preferred stock that may be surrendered for conversion with the same conversion date is the lesser of (i) all of such beneficial owner’s perpetual strike preferred stock; and (ii) a number of shares equal to the “minimum perpetual strike preferred stock conversion denomination” (as defined below under the caption “—Definitions”).

When the Perpetual Strike Preferred Stock May Be Converted

Except as described below, the perpetual strike preferred stock may be surrendered for conversion only after the “open of business” (as defined below under the caption “—Definitions”) and before the close of business on any day that is a business day.

If a preferred stockholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase Perpetual Strike Preferred Stock”) with respect to any share of perpetual strike preferred stock, then such share may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price for such share. In addition, if we call the perpetual strike preferred stock for redemption, then the perpetual strike preferred stock may not be converted after the close of business on the second business day immediately before the related redemption date (unless we fail to pay the redemption price due on such redemption date in full, in which case the perpetual strike preferred stock may be converted at any time until such time as we pay such redemption price in full).

Treatment of Dividends Upon Conversion

We will not adjust the conversion rate to account for any accumulated and unpaid dividends on any perpetual strike preferred stock being converted. Notwithstanding anything to the contrary, if the conversion date of any share of perpetual strike preferred stock is after a regular record date for a declared regular dividend on the perpetual strike preferred stock and on or before the next regular dividend payment date, then:

•

the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and

•

the holder surrendering such share for conversion must deliver, at the time it surrenders such share for conversion, an amount of cash equal to the amount of such declared regular dividend on such share.

However, such holder need not deliver such cash:

•	if we have specified a redemption date that is after such regular record date and on or before the second business day immediately after such regular dividend payment date;

•	if we have specified a fundamental change repurchase date that is after such regular record date and on or before the business day immediately after such regular dividend payment date; or

•	to the extent of any accumulated dividend in respect of any regular dividend period before the regular dividend period in which such regular record date occurs.

Conversion Procedures

To convert a beneficial interest in a global certificate, the owner of the beneficial interest must:

•	comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable);

•	if applicable, pay any declared regular dividend payable on the next regular dividend payment date, as described above under the caption “—Treatment of Dividends Upon Conversion;” and

•	if applicable, pay any documentary or other taxes as described below under the caption “—Taxes Upon Issuance of Class A Common Stock.”

To convert any share of perpetual strike preferred stock represented by a physical certificate, the holder of such share must:

•	complete, manually sign and deliver to the conversion agent the conversion notice attached to such physical certificate or a facsimile of such conversion notice;

•	deliver such physical certificate to the conversion agent (at which time such conversion will become irrevocable);

•	furnish any endorsements and transfer documents that we or the conversion agent may require;

•	if applicable, pay any declared regular dividend payable on the next regular dividend payment date, as described above under the caption “—Treatment of Dividends Upon Conversion;” and

•	if applicable, pay any documentary or other taxes as described below under the caption “—Taxes Upon Issuance of Class A Common Stock.”

We refer to the first business day on which the requirements described above to convert a share of perpetual strike preferred stock are satisfied as the “conversion date.”

Settlement Upon Conversion

Consideration Due Upon Conversion

Upon conversion of any perpetual strike preferred stock, we will deliver, for each share of perpetual strike preferred stock being converted, a number of shares of our class A common stock equal to the conversion rate in effect immediately before the close of business on the conversion date for such conversion. However, in lieu of delivering any fractional share of class A common stock otherwise due upon conversion, we will, to the extent we are legally able to do so, pay cash based on the last reported sale price per share of our class A common stock on the conversion date for such conversion (or, if such conversion date is not a trading day, the immediately preceding trading day). In the event that we cannot pay cash in lieu of a fractional share, we will, to the extent authorized, unissued and unreserved shares of our class A common stock are available, instead round up to the nearest whole share for each holder and we will not have any obligation to pay such amount in cash. We refer to the consideration due upon conversion of any perpetual strike preferred stock as the “conversion consideration.”

Delivery of the Conversion Consideration

We will (subject to the depositary procedures, if such perpetual strike preferred stock is represented by a global certificate) pay or deliver, as applicable, the conversion consideration due upon conversion of any perpetual strike preferred stock on or before the second business day immediately after the conversion date for such conversion.

Delivery of Treasury Shares

Each share of class A common stock delivered upon conversion of the perpetual strike preferred stock will be a newly issued or treasury share. To the extent we deliver shares of class A common stock held in our treasury in settlement of any obligation under the certificate of designations to deliver shares of class A common stock, each reference in this “Description of Perpetual Strike Preferred Stock” section to the issuance of shares of class A common stock in connection therewith will be deemed to include such delivery.

When Converting Preferred Stockholders Become Stockholders of Record of the Shares of Class A Common Stock Issuable Upon Conversion

The person in whose name any share of our class A common stock is issuable upon conversion of any perpetual strike preferred stock will be deemed to become the holder of record of that share as of the close of business on the conversion date for such conversion.

Taxes Upon Issuance of Class A Common Stock

We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of our class A common stock upon conversion of, or as payment for all or any portion of any declared regular dividends on, the perpetual strike preferred stock of any preferred stockholder. However, if any tax or duty is due because such preferred stockholder requests those shares to be registered in a name other than such preferred stockholder’s name, then such preferred stockholder must pay such tax or duty. For the avoidance of doubt, we or any other withholding agent may collect any required withholding tax at the time of conversion or payment or require alternative arrangements (e.g., a deposit for taxes prior to delivery of conversion consideration) to ensure that we or such withholding agent is not out of pocket for any potential withholding tax liability (e.g., for any conversion consideration attributable to previously unpaid and accumulated dividends).

Conversion Rate Adjustments

Generally

The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each preferred stockholder participates, at the same time and on the same terms as holders of our class A common stock, and solely by virtue of being a holder of the perpetual strike preferred stock, in such transaction or event without having to convert such preferred stockholder’s perpetual strike preferred stock and as if such preferred stockholder held a number of shares of our class A common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the total number of shares of perpetual strike preferred stock held by such preferred stockholder on such record date.

(1)

Stock Dividends, Splits and Combinations. If we issue solely shares of our class A common stock as a dividend or distribution on all or substantially all shares of our class A common stock, or if we effect a stock split or a stock combination of our class A common stock (in each case excluding an issuance solely pursuant to a class A common stock change event, as to which the provisions described below under the caption “—Effect of Class A Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the “record date” (as defined below under the caption “—Definitions”) for such dividend or distribution, or immediately before the close of business on the effective date of such stock split or stock combination, as applicable;

CR1	=	the conversion rate in effect immediately after the close of business on such record date or effective date, as applicable;

OS0	=	the number of shares of our class A common stock outstanding immediately before the close of business on such record date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of our class A common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)

Rights, Options and Warrants. If we distribute, to all or substantially all holders of our class A common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “—Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our class A common stock at a price per share that is less than the average of the last reported sale prices per share of our class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on such record date;

CR1	=	the conversion rate in effect immediately after the close of business on such record date;

OS	=	the number of shares of our class A common stock outstanding immediately before the close of business on such record date;

X	=	the total number of shares of our class A common stock issuable pursuant to such rights, options or warrants; and

Y	=	a number of shares of our class A common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our class A common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our class A common stock actually delivered upon exercise of such rights, options or warrants.

For purposes of this paragraph (2), in determining whether any rights, options or warrants entitle holders of our class A common stock to subscribe for or purchase shares of our class A common stock at a price per share that is less than the average of the last reported sale prices per share of our class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith and in a commercially reasonable manner.

(3)	Spin-Offs and Other Distributed Property.

(a)

Distributions Other than Spin-Offs. If we distribute shares of our “capital stock” (as defined below under the caption “—Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our class A common stock, excluding:

•

dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “—The Deferral Exception”)) pursuant to paragraph (1) or (2) above;

•

dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;

•	rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “—Stockholder Rights Plans;”

•	spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;

•	a distribution solely pursuant to a tender offer or exchange offer for shares of our class A common stock, as to which the provisions described below in paragraph (5) will apply; and

•	a distribution solely pursuant to a class A common stock change event, as to which the provisions described below under the caption “—Effect of Class A Common Stock Change Event” will apply,

then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the record date for such distribution;

CR1	=	the conversion rate in effect immediately after the close of business on such record date;

SP	=	the average of the last reported sale prices per share of our class A common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the “ex-dividend date” (as defined below under the caption “—Definitions”) for such distribution; and

FMV	=	the fair market value (as determined by us in good faith and in a commercially reasonable manner), as of such record date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our class A common stock pursuant to such distribution.

However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each preferred stockholder will receive, for each share of perpetual strike preferred stock held by such preferred stockholder on such record date, at the same time and on the same terms as holders of our class A common stock, and without having to convert its perpetual strike preferred stock, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such preferred stockholder would have received in such distribution if such preferred stockholder had owned, on such record date, a number of shares of our class A common stock equal to the conversion rate in effect on such record date.

To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(b)

Spin-Offs. If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an “affiliate” (as defined below under the caption “—Definitions”) or subsidiary or other business unit of ours to all or substantially all holders of our class A common stock (other than solely pursuant to (x) a class A common stock change event, as to which the provisions described below under the caption “—Effect of Class A Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our class A common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;

CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;

FMV	=	the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our class A common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our class A common stock in such spin-off; and

SP	=	the average of the last reported sale prices per share of our class A common stock for each trading day in the spin-off valuation period.

Notwithstanding anything to the contrary, if the conversion date for any share of perpetual strike preferred stock to be converted occurs during the spin-off valuation period, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.

To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)

Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of our class A common stock, then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the record date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the close of business on such record date;

SP	=	the last reported sale price per share of our class A common stock on the trading day immediately before the ex-dividend date for such dividend or distribution; and

D	=	the cash amount distributed per share of our class A common stock in such dividend or distribution.

However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each preferred stockholder will receive, for each share of perpetual strike preferred stock held by such preferred stockholder on such record date, at the same time and on the same terms as holders of our class A common stock, and without having to convert its perpetual strike preferred stock, the amount of cash that such preferred stockholder would have received in such dividend or distribution if such preferred stockholder had owned, on such record date, a number of shares of our class A common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)

Tender Offers or Exchange Offers. If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our class A common stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the expiration time by us in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of our class A common stock in such tender or exchange offer exceeds the last reported sale price per share of our class A common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:

where:

CR0	=	the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;

CR1	=	the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;

AC	=	the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by us in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of our class A common stock purchased or exchanged in such tender or exchange offer;

OS0	=	the number of shares of our class A common stock outstanding immediately before the expiration time (including all shares of our class A common stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our class A common stock outstanding immediately after the expiration time (excluding all shares of our class A common stock accepted for purchase or exchange in such tender or exchange offer); and

SP	=	the average of the last reported sale prices per share of our class A common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;

provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, if the conversion date for any share of perpetual strike preferred stock to be converted occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of class A common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of class A common stock, if any, actually made, and not rescinded, in such tender or exchange offer.

We will not be required to adjust the conversion rate except as described above in this “Conversion Rate Adjustments—Generally” section. Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:

•

except as described above, the sale of shares of our class A common stock for a purchase price that is less than the market price per share of our class A common stock or less than the conversion price of the perpetual strike preferred stock;

•

the issuance of any shares of our class A common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our class A common stock under any such plan;

•

the issuance of any shares of our class A common stock or options or rights to purchase shares of our class A common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•	the issuance of any shares of our class A common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of February 5, 2025; or

•	solely a change in the par value of our class A common stock.

Notice of Conversion Rate Adjustments

Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally,” we will, as soon as reasonably practicable and no later than 10 business days after the date of such effectiveness, send notice to the preferred stockholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Voluntary Conversion Rate Increases

To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our class A common stock or rights to purchase our class A common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.

Tax Considerations

A holder or beneficial owner of the perpetual strike preferred stock may, in some circumstances, including a cash distribution or dividend on our class A common stock, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate or with respect to any deferred dividend or discount at issuance. Applicable withholding taxes (including backup withholding) may be withheld from dividends and payments upon conversion of the perpetual strike preferred stock. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a preferred stockholder, then those withholding taxes may be set off against payments of cash or the delivery of shares of class A common stock in respect of the perpetual strike preferred stock (or, in some circumstances, any payments on our class A common stock) or sales proceeds received by, or other funds or assets of, that preferred stockholder. We or any other withholding agent may also require alternative arrangements to collect any withholding tax (e.g., a deposit for taxes prior to delivery of conversion consideration) to ensure that we or such withholding agent is not out-of-pocket for any potential withholding tax liability. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material United States Federal Income Tax Considerations.”

The Deferral Exception

If an adjustment to the conversion rate otherwise required by the certificate of designations would result in a change of less than 1% to the conversion rate, then we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least 1% to the conversion rate; (ii) the conversion date of any share of perpetual strike preferred stock; (iii) the day we send a notice of redemption; and (iv) the date on which a fundamental change occurs. We refer to our ability to defer adjustments as described above as the “deferral exception.”

Stockholder Rights Plans

If any shares of our class A common stock are to be issued upon conversion of any perpetual strike preferred stock and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of such perpetual strike preferred stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our class A common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “—Conversion Rate Adjustments—Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our class A common stock, subject to potential readjustment pursuant to the provisions described in such paragraph. We currently do not have a stockholder rights plan.

Effect of Class A Common Stock Change Event

Generally

If there occurs any:

•

recapitalization, reclassification or change of our class A common stock, other than (x) changes solely resulting from a subdivision or combination of our class A common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

•	consolidation, merger, combination or binding or statutory share exchange involving us;

•	sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or

•	other similar event,

and, as a result of which, our class A common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “class A common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our class A common stock would be entitled to receive on account of such class A common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,

•

from and after the effective time of such class A common stock change event, (i) the consideration due upon conversion of any perpetual strike preferred stock or regular dividends paid in shares of class A common stock will be determined in the same manner as if each reference to any number of shares of class A common stock in the provisions described under this “—Conversion Rights” section or under the caption “—Regular Dividends” above, as applicable, or in any related definitions, were instead a reference to the same number of reference property units; and (ii) for purposes of the definitions of “fundamental change,” “ex-dividend date” and “record date,” (x) references to our “class A common stock” will be deemed to mean the common equity, if any, forming part of such reference property; and (y) references to our “common equity” will be deemed to mean the common equity, if any, of the issuer of the common equity, if any, forming part of such reference property; and

•

for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of common equity securities will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our class A common stock, by the holders of our class A common stock. We will notify the preferred stockholders of such weighted average as soon as practicable after such determination is made.

We will not become a party to any class A common stock change event unless its terms are consistent with the provisions described under this “—Effect of Class A Common Stock Change Event” caption.

Execution of Supplemental Instruments

On or before the date the class A common stock change event becomes effective, we and, if applicable, the resulting, surviving or transferee person (if not us) of such class A common stock change event (the “successor person”) will execute and deliver such supplemental instruments, if any, as we reasonably determine are necessary or desirable to (i) provide for subsequent adjustments to the conversion rate (and other related terms of the perpetual strike preferred stock) in a manner consistent with the provisions described above; and (ii) give effect to such other provisions, if any, as we reasonably determine are appropriate to preserve the economic interests of the preferred stockholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of preferred stockholders.

Notice of Class A Common Stock Change Event

We will provide notice of each class A common stock change event to preferred stockholders no later than the second business day after the effective date of the class A common stock change event.

Exchange in Lieu of Conversion

Notwithstanding anything to the contrary, and subject to the terms of the certificate of designations, if any perpetual strike preferred stock is to be submitted for conversion, we may elect to arrange to have such perpetual strike preferred stock exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such perpetual strike preferred stock before the close of business on the business day immediately following the conversion date for such perpetual strike preferred stock, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.

Equitable Adjustments to Prices

Whenever the certificate of designations requires us to calculate the average of the last reported sale prices, or any function thereof, over a period of multiple days (including to calculate an adjustment to the conversion rate), we will make appropriate adjustments, if any, to those calculations to account for any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally” that becomes effective, or any event requiring such an adjustment to the conversion rate where the record date, ex-dividend date, effective date or expiration date, as applicable, of such event occurs, at any time during such period.

Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase Perpetual Strike Preferred Stock

Generally

If a fundamental change occurs, then, except as described below, each preferred stockholder will have the right (the “fundamental change repurchase right”) to require us to repurchase some or all of its shares of perpetual strike preferred stock for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below. We refer to a repurchase of any perpetual strike preferred stock pursuant to the provisions described in this section as a “repurchase upon fundamental change.” Notwithstanding anything to the contrary, in no event will any preferred stockholder be entitled to require us to repurchase a number of shares of perpetual strike preferred stock that is not a whole number.

The repurchase price (the “fundamental change repurchase price”) for a share of perpetual strike preferred stock tendered for repurchase will be an amount equal to (i) the liquidation preference of such share, plus (ii) accumulated and unpaid regular dividends on such share to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date for a declared regular dividend on the perpetual strike preferred stock and on or before the next regular dividend payment date, then (a) the holder of such share at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such regular dividend payment date, such declared regular dividend on such share; and (b) the amount referred to in clause (ii) of the preceding sentence will instead be the excess, if any, of (x) the accumulated and unpaid regular dividends on such share to, but excluding, such fundamental change repurchase date over (y) the amount of such declared regular dividend on such share.

Notice of Fundamental Change

On or before the 20th calendar day after the effective date of a fundamental change, we will send to each preferred stockholder notice of such fundamental change containing certain information set forth in the certificate of designations, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures preferred stockholders must follow to tender their perpetual strike preferred stock for repurchase.

Procedures to Exercise the Fundamental Change Repurchase Right

To exercise its fundamental change repurchase right with respect to any perpetual strike preferred stock, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).

The fundamental change repurchase notice must contain certain information set forth in the certificate of designations, including the certificate number of any physical certificate representing any perpetual strike preferred stock to be repurchased, or must otherwise comply with the depositary procedures in the case of a global certificate.

A preferred stockholder that has delivered a fundamental change repurchase notice with respect to any perpetual strike preferred stock may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the certificate of designations, including the certificate number of any physical certificate representing any perpetual strike preferred stock with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global certificate.

Perpetual strike preferred stock to be repurchased must be delivered to the paying agent (in the case of perpetual strike preferred stock represented by any physical certificate) or the depositary procedures must be complied with (in the case of perpetual strike preferred stock represented by any global certificate) for the holder of such perpetual strike preferred stock to be entitled to receive the fundamental change repurchase price.

Compliance with Securities Laws

We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase perpetual strike preferred stock pursuant to the provisions described above conflict with any law or regulation that is applicable to us, our compliance with such law or regulation will not be considered to be a breach of those obligations.

Funds Legally Available for Payment of the Fundamental Change Repurchase Price; Covenant Not to Take Certain Actions

Notwithstanding anything to the contrary, (i) we will not be obligated to pay the fundamental change repurchase price of any shares of perpetual strike preferred stock to the extent, and only to the extent, we do not have sufficient funds legally available to pay the same; and (ii) if we do not have sufficient funds legally available to pay the fundamental change repurchase price of all shares of perpetual strike preferred stock that are otherwise to be repurchased pursuant to a repurchase upon fundamental change, then (a) we will pay the maximum amount of such fundamental change repurchase price that can be paid out of funds legally available for payment, which payment will be made pro rata to each preferred stockholder based on the total number of shares of perpetual strike preferred stock of such preferred stockholder that were otherwise to be repurchased pursuant to such repurchase upon fundamental change; and (b) we will cause all such shares as to which the fundamental change repurchase price was not paid to be returned to the holder(s) thereof, and such shares will be deemed to remain outstanding. We will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a fundamental change unless we have sufficient funds legally available to fully pay the maximum aggregate fundamental change repurchase price that would be payable in respect of such fundamental change on all shares of perpetual strike preferred stock then outstanding.

Repurchase by Third Party

Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase perpetual strike preferred stock pursuant to a repurchase upon fundamental change if (i) one or more third parties conduct the repurchase offer and repurchase tendered perpetual strike preferred stock in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any perpetual strike preferred stock repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had we repurchased such perpetual strike preferred stock.

No Repurchase Right in Certain Circumstances

Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any perpetual strike preferred stock, as described above, in connection with a class A common stock change event that constitutes a fundamental change pursuant to clause (ii)(2) of the definition thereof (regardless of whether such class A common stock change event also constitutes a fundamental change pursuant to any other clause of such definition), if:

•	the reference property of such class A common stock change event consists entirely of cash in U.S. dollars;

•

immediately after such fundamental change, the perpetual strike preferred stock becomes convertible (pursuant to the provisions described above under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event”) into consideration that consists solely of U.S. dollars in an amount per share of perpetual strike preferred stock that equals or exceeds the fundamental change repurchase price per share of perpetual strike preferred stock (calculated (i) assuming that the same includes accumulated and unpaid regular dividends to, but excluding, the latest possible fundamental change repurchase date for such fundamental change; and (ii) without regard to the provision described in the second sentence of the second paragraph under the caption “—Fundamental Change Permits Preferred Stockholders to Require Us to Repurchase Perpetual Strike Preferred Stock—Generally”); and

•

we timely send the notice relating to such class A common stock change event pursuant to the provisions described above under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event—Notice of Class A Common Stock Change Event” and include, in such notice, a statement that we are relying on the provisions described in this “—No Repurchase Right in Certain Circumstances” section.

We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any perpetual strike preferred stock as an “exempted fundamental change.”

No Preemptive Rights

Without limiting the rights of preferred stockholders described above (including in connection with the issuance of class A common stock or reference property upon conversion of the perpetual strike preferred stock), the perpetual strike preferred stock does not have any preemptive rights to subscribe for or purchase any of our securities.

Calculations

Responsibility; Schedule of Calculations

Except as otherwise provided in the certificate of designations, we will be responsible for making all calculations called for under the certificate of designations or the perpetual strike preferred stock, including determinations of the conversion rate, the daily VWAP, the regular dividend stock price, the floor price, the last reported sale prices and accumulated regular dividends on the perpetual strike preferred stock. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all preferred stockholders. We will provide a schedule of these calculations to any preferred stockholder or any beneficial owner of any perpetual strike preferred stock upon written request.

Calculations Aggregated for Each Preferred Stockholder

The composition of the consideration due upon conversion of, the payment of the fundamental change repurchase price or redemption price for, and the payment on a regular dividend payment date of regular dividends on, the perpetual strike preferred stock of any preferred stockholder will (in the case of a global certificate, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total number of shares of perpetual strike preferred stock of such preferred stockholder being converted with the same conversion date (in the case of consideration due upon conversion), to be repurchased (in the case of payment of the fundamental change repurchase price) or redeemed (in the case of payment of the redemption price) or held by such preferred stockholder as of the close of business on the related regular record date (in the case of payment of such regular dividends), as applicable. Any cash amounts due to such preferred stockholder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Notices

We will send all notices or communications to preferred stockholders pursuant to the certificate of designations in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the preferred stockholders’ respective addresses shown on the register for the perpetual strike preferred stock. However, in the case of perpetual strike preferred stock represented by one or more global certificates, we are permitted to send notices or communications to preferred stockholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such preferred stockholders in writing.

Definitions

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on February 5, 2025.

“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into such equity.

“Class A common stock” means our class A common stock, $0.001 par value per share, subject to the provisions described above under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event.”

“Class A common stock change event” has the meaning set forth above under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event—Generally.”

“Class B common stock” means our class B common stock, $0.001 par value per share, or any other class of our common equity, if any, into which our class B common stock is reclassified or converted, or for which our class B common stock is exchanged, in connection with a transaction akin to a class A common stock change event but with respect to our class B common stock (excluding, for the avoidance of doubt, the conversion of any of our class B common stock into our class A common stock in accordance with the terms of our class B common stock).

“Close of business” means 5:00 p.m., New York City time.

“Compounded dividends” has the meaning set forth above under the caption “—Regular Dividends—Generally.”

“Conversion date” means, with respect to any share of perpetual strike preferred stock, the first business day on which the requirements described above under the caption “—Conversion Rights—Conversion Procedures” to convert such share are satisfied.

“Conversion price” means, as of any time, an amount equal to (i) the liquidation preference per share of perpetual strike preferred stock, divided by (ii) the conversion rate in effect at such time.

“Conversion rate” initially means 0.1000 shares of our class A common stock per share of perpetual strike preferred stock, which amount is subject to adjustment as described above under the caption “—Conversion Rights—Conversion Rate Adjustments.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately before the close of business on such date.

“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our class A common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “MSTR <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our class A common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may be any of the Agents). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Deferral exception” has the meaning set forth above under the caption “—Conversion Rights—Conversion Rate Adjustments—The Deferral Exception.”

“Depositary” means The Depository Trust Company or its successor, or any successor depositary for the applicable shares of perpetual strike preferred stock.

“Depositary procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a global certificate representing any perpetual strike preferred stock, or any beneficial interest in such certificate, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.

“Director qualification requirement” has the meaning set forth under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events—Generally.”

“Dividend junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the perpetual strike preferred stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend junior stock includes our class A common stock and our class B common stock. For the avoidance of doubt, dividend junior stock will not include any securities of our subsidiaries.

“Dividend parity stock” means any class or series of our stock (other than the perpetual strike preferred stock) whose terms expressly provide that such class or series will rank equally with the perpetual strike preferred stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend parity stock will not include any securities of our subsidiaries.

“Dividend senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the perpetual strike preferred stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, dividend senior stock will not include any securities of our subsidiaries.

“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our class A common stock, the first date on which shares of our class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our class A common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Expiration date” has the meaning set forth above in paragraph (5) under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally.”

“Expiration time” has the meaning set forth above in paragraph (5) under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally.”

“Floor price” initially means $119.03 per share of class A common stock. However, the floor price will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “—Conversion Rights—Conversion Rate Adjustments.” Whenever in this prospectus supplement we refer to the floor price as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the floor price immediately before the close of business on such date.

“Fundamental change” means any of the following events:

(i)

either (a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); (y) any employee benefit plans of ours or our wholly owned subsidiaries; or (z) any “permitted party” (as defined below)), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common equity representing more than 50% of the voting power of all of our common equity; or (b) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (other than (w) us; (x) our “wholly owned subsidiaries” (as defined below); or (y) any employee benefit plans of ours or our wholly owned subsidiaries), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our class A common stock representing more than 50% of the voting power of all of our class A common stock, provided that, solely for purposes of this clause (b), none of the following will constitute beneficial ownership of our class A common stock: (x) beneficial ownership of our class B common stock; and (y) beneficial ownership by any permitted party of any of our class A common stock issued upon conversion of our class B common stock;

(ii)

the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our class A common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii); or

(iii)	our class A common stock ceases to be listed on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our class A common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a class A common stock change event whose reference property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.

For the avoidance of doubt, references to our “class A common stock” and “common equity” in this definition will be subject to the provision described in the fifth bullet point under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event—Generally” above.

“Junior stock” means any dividend junior stock or liquidation junior stock.

“Last reported sale price” of our class A common stock or perpetual strike preferred stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our class A common stock or perpetual strike preferred stock, as applicable, on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our class A common stock or perpetual strike preferred stock, as applicable, is then listed. If our class A common stock or perpetual strike preferred stock, as applicable, is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our class A common stock or perpetual strike preferred stock, as applicable, on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our class A common stock or perpetual strike preferred stock, as applicable, is not so quoted on such trading day, then the last reported sale price will be the mid-point of the last bid price and the last ask price per share of our class A common stock or perpetual strike preferred stock, as applicable, on such trading day from a nationally recognized independent investment banking firm we select, which may be any of the Agents (or, if no such last bid price or last ask price is available, the fair value of one share of our class A common stock or perpetual strike preferred stock, as applicable, on such trading day determined by a nationally recognized independent investment banking firm we select, which may be any of the Agents). However, if the perpetual strike preferred stock is not so quoted on such trading day, then, in lieu of the calculation referred to in the preceding sentence, the last reported sale price per share of perpetual strike preferred stock on such trading day will be the product of (a) the conversion rate in effect immediately before the close of business on such trading day; and (b) the last reported sale price per share of our class A common stock on such trading day (or, if such day is not a trading day with respect to our class A common stock, the immediately preceding trading day with respect to our class A common stock); provided, however, that if, on such trading day, our class A common stock is not so listed or quoted, and we are unable to obtain a last reported sale price for our class A common stock pursuant to the provision described in the immediately preceding sentence, then the last reported sale price per share of perpetual strike preferred stock on such trading day will instead be the last reported sale price per share of perpetual strike preferred stock on the immediately preceding trading day.

“Liquidation junior stock” means any class or series of our stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the perpetual strike preferred stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. Liquidation junior stock includes our class A common stock and our class B common stock. For the avoidance of doubt, liquidation junior stock will not include any securities of our subsidiaries.

“Liquidation parity stock” means any class or series of our stock (other than the perpetual strike preferred stock) whose terms expressly provide that such class or series will rank equally with the perpetual strike preferred stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation parity stock will not include any securities of our subsidiaries.

“Liquidation preference” means, with respect to the perpetual strike preferred stock, an amount equal to $100 per share of perpetual strike preferred stock.

“Liquidation senior stock” means any class or series of our stock whose terms expressly provide that such class or series will rank senior to the perpetual strike preferred stock with respect to the distribution of assets upon our liquidation, dissolution or winding up. For the avoidance of doubt, liquidation senior stock will not include any securities of our subsidiaries.

“Market disruption event” means, with respect to our class A common stock or perpetual strike preferred stock, as applicable, and any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our class A common stock or perpetual strike preferred stock, as applicable, is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our class A common stock or perpetual strike preferred stock, as applicable, or in any options contracts or futures contracts relating to our class A common stock or perpetual strike preferred stock, as applicable.

“Minimum perpetual strike preferred stock conversion denomination” means, with respect to the conversion of any perpetual strike preferred stock, a number of shares of perpetual strike preferred stock equal to the quotient (rounded up to the nearest whole number) obtained by dividing (i) one, by (ii) the conversion rate in effect immediately before the close of business on the conversion date for such conversion.

“Number of incremental diluted shares” means the increase in the number of diluted shares of the applicable class or series of junior stock (determined in accordance with generally accepted accounting principles in the United States, as the same is in effect on February 5, 2025, and assuming net income is positive) that would result from the grant, vesting or exercise of equity-based compensation to directors, employees, contractors and agents (subject to proportionate adjustment for stock dividends, stock splits or stock combinations with respect to such class or series of junior stock).

“Open of business” means 9:00 a.m., New York City time.

“Permitted party” means any “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that consists of, or includes, Michael J. Saylor, the heirs of Michael J. Saylor, or any affiliates of Michael J. Saylor or the heirs of Michael J. Saylor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

“Preferred stock director” means any person elected to serve as our director in connection with a regular dividend non-payment event pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.”

“Preferred stockholder,” or “holder” of any perpetual strike preferred stock, means any person in whose name any share of perpetual strike preferred stock is registered on the registrar’s books.

“Record date” means, with respect to any dividend or distribution on, or issuance to holders of, our class A common stock, the date fixed (whether by law, contract or our board of directors or otherwise) to determine the holders of our class A common stock that are entitled to such dividend, distribution or issuance.

A “regular dividend non-payment event” will be deemed to occur upon the occurrence of each of the following events: (i) if less than the full amount of accumulated and unpaid regular dividends (whether in cash or shares of class A common stock) on the outstanding perpetual strike preferred stock have been declared and paid in respect of each of four or more consecutive regular dividend payment dates; and (ii) if less than the full amount of accumulated and unpaid regular dividends (whether in cash or shares of class A common stock) on the outstanding perpetual strike preferred stock have been declared and paid in respect of each of eight or more consecutive regular dividend payment dates. A regular dividend non-payment event that has occurred will be deemed to continue until such time when all accumulated and unpaid regular dividends on the outstanding perpetual strike preferred stock have been paid in full, at which time such regular dividend non-payment event will be deemed to be cured and cease to be continuing. For purposes of this definition, a regular dividend on the perpetual strike preferred stock will be deemed to have been paid if such dividend is declared and cash that is sufficient to pay such dividend is set aside for the benefit of the preferred stockholders entitled thereto. For the avoidance of doubt, the regular dividend non-payment events set forth in clauses (i) and (ii) above are separate regular dividend non-payment events, each providing for a separate right to appoint a preferred stock director pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events.”

“Regular dividend payment date” means each March 31, June 30, September 30 and December 31 of each year, beginning on March 31, 2025.

“Regular dividend period” means each period from, and including, a regular dividend payment date (or, in the case of the first regular dividend period, from, and including, February 5, 2025) to, but excluding, the next regular dividend payment date.

“Regular dividend stock price” means, with respect to any declared regular dividend on the perpetual strike preferred stock, 95% of the daily VWAP per share of class A common stock on the third VWAP trading day preceding the regular dividend payment date for such regular dividend.

“Regular dividend rate” means 8.00% per annum.

“Regular dividends” has the meaning set forth above under the caption “—Regular Dividends—Generally.”

“Regular record date” has the following meaning: (i) March 15, in the case of a regular dividend payment date occurring on March 31; (ii) June 15, in the case of a regular dividend payment date occurring on June 30; (iii) September 15, in the case of a regular dividend payment date occurring on September 30; and (iv) December 15, in the case of a regular dividend payment date occurring on December 31.

“Reference property” has the meaning set forth above under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event—Generally.”

“Reference property unit” has the meaning set forth above under the caption “—Conversion Rights—Effect of Class A Common Stock Change Event—Generally.”

“Spin-off” has the meaning set forth above in paragraph (3)(b) under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally.”

“Spin-off valuation period” has the meaning set forth above in paragraph (3)(b) under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally.”

“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor person” has the meaning set forth above under the caption “—Conversion Rights—Conversion Rate Adjustments—Execution of Supplemental Instruments.”

A “tax event” will be deemed to occur if we have received an opinion of counsel experienced in such matters to the effect that, as a result of:

•

any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;

•

an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;

•

any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•

a threatened challenge asserted in writing in connection with a tax audit of us or any of our subsidiaries, or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the perpetual strike preferred stock, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after the date of this prospectus supplement, there is more than an insubstantial risk that any of the outstanding perpetual strike preferred stock is treated as “fast-pay stock” within the meaning of Treasury Regulation Section 1.7701(l)-3(b)(2) (or becomes subject to substantially similar successor provision).

“Tender/exchange offer valuation period” has the meaning set forth above in paragraph (5) under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally.”

“Trading day” means, with respect to our class A common stock or perpetual strike preferred stock, as applicable, any day on which (i) trading in our class A common stock or perpetual strike preferred stock, as applicable, generally occurs on the principal U.S. national or regional securities exchange on which our class A common stock or perpetual strike preferred stock, as applicable, is then listed or, if our class A common stock or perpetual strike preferred stock, as applicable, is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our class A common stock or perpetual strike preferred stock, as applicable, is then traded; and (ii) there is no “market disruption event” (as defined above in this “—Definitions” section). If our class A common stock or perpetual strike preferred stock, as applicable, is not so listed or traded, then “trading day” with respect to our class A common stock or perpetual strike preferred stock, as applicable, means a business day.

“Voting parity stock” means, with respect to any matter as to which preferred stockholders are entitled to vote pursuant to the provisions described above under the caption “—Voting Rights—Right to Designate up to Two Preferred Stock Directors Upon Regular Dividend Non-Payment Events” or “—Voting and Consent Rights with Respect to Specified Matters,” each class or series of outstanding dividend parity stock or liquidation parity stock, if any, upon which similar voting rights are conferred and are exercisable with respect to such matter. For the avoidance of doubt, voting parity stock will not include any securities of our subsidiaries.

“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our class A common stock is then listed, or, if our class A common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our class A common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one-half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our class A common stock or in any options contracts or futures contracts relating to our class A common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our class A common stock generally occurs on the principal U.S. national or regional securities exchange on which our class A common stock is then listed or, if our class A common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our class A common stock is then traded. If our class A common stock is not so listed or traded, then “VWAP trading day” means a business day.

“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.

Book Entry, Settlement and Clearance

Global Certificates

The perpetual strike preferred stock will be initially issued in the form of one or more certificates (the “global certificates”) registered in the name of Cede & Co., as nominee of DTC, and will be deposited with the transfer agent as custodian for DTC.

Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global certificate. We expect that, under procedures established by DTC:

•

upon deposit of a global certificate with DTC’s custodian, DTC will credit the shares of perpetual strike preferred stock represented by such global certificate to the accounts of the DTC participants designated by the Agents; and

•

ownership of beneficial interests in a global certificate will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global certificate).

Book-Entry Procedures for Global Certificates

All interests in a global certificate will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to the perpetual strike preferred stock. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the transfer agent or any of the Agents will be responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the Agents), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of perpetual strike preferred stock who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC or its nominee is the registered owner of a global certificate, DTC or that nominee will be considered the sole owner or holder of the perpetual strike preferred stock represented by that global certificate for all purposes under the certificate of designations. Except as provided below, owners of beneficial interests in a global certificate:

•	will not be entitled to have perpetual strike preferred stock represented by the global certificate registered in their names;

•	will not receive or be entitled to receive physical, certificated perpetual strike preferred stock registered in their respective names (“physical certificates”); and

•	will not be considered the owners or holders of the perpetual strike preferred stock under the certificate of designations for any purpose.

As a result, each investor who owns a beneficial interest in a global certificate must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a preferred stockholder under the certificate of designations.

Payments on any global certificates will be made to DTC’s nominee as the registered holder of the global certificate. None of us, the transfer agent or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global certificate, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global certificate will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Physical Certificates

A global certificate will be exchanged, pursuant to customary procedures, for one or more physical certificates only if:

•

DTC notifies us or the transfer agent that it is unwilling or unable to continue as depositary for such global certificate or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation; or

•	we, in our sole discretion, permit the exchange of any beneficial interest in such global certificate for one or more physical certificates at the request of the owner of such beneficial interest.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax considerations relevant to the purchase, ownership, conversion and disposition that are applicable to the shares of Series A Perpetual Strike Preferred Stock (the “Perpetual Strike Preferred Stock”) issued under this prospectus supplement (such shares issued hereunder referred to as “Offered Shares” for purposes of this discussion) and the ownership and disposition of our class A common stock (hereinafter referred to as “common stock” for purposes of this discussion) received in respect of the Offered Shares (including upon conversion), but does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion deals only with shares of the Offered Shares held as capital assets, within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), by holders who purchase such shares in this offering.

This discussion does not cover all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership, conversion or disposition of the Offered Shares or the ownership or disposition of our common stock by prospective investors in light of their particular circumstances. In particular, this discussion does not address all of the tax considerations that may be relevant to persons in special tax situations, including, without limitation, tax-exempt organizations, insurance companies, banks or other financial institutions, dealers in securities or currencies, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, real estate investment trusts, regulated investment companies, persons liable for any alternative minimum tax, “controlled foreign corporations,” “passive foreign investment companies,” persons subject to special tax accounting rules as a result of any item of gross income with respect to the Offered Shares being taken into account in an applicable financial statement, certain former citizens or former long-term residents of the United States, traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings, persons that will hold the Offered Shares as a position in a hedging transaction, “straddle,” constructive sale, “conversion transaction” or other risk-reduction transaction, persons that acquire any Offered Shares through the directed share program, U.S. holders (as defined herein) whose functional currency is not the U.S. dollar, “qualified foreign pension funds” as described in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, or who are otherwise subject to special treatment under the provisions of the Code.

Furthermore, this summary is based upon the provisions of the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. Such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below. This discussion does not address any other U.S. federal tax considerations (such as estate and gift taxes) or any state, local or non-U.S. tax considerations, or the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. holders.

For purposes of this discussion, a “U.S. holder” means a beneficial owner of the Offered Shares or our common stock received in respect thereof that for U.S. federal income tax purposes is

•	an individual who is a citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary control over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust or (b) the trust has validly elected to be treated as a United States person.

For the purposes of this discussion, a “non-U.S. holder” means a beneficial owner of the Offered Shares or our common stock received in respect thereof that is neither a U.S. holder nor a partnership (including any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the Offered Shares or our common stock received in respect thereof, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the Offered Shares or our common stock received in respect thereof are urged to consult their tax advisors regarding the tax considerations of acquiring, holding, converting and disposing of the Offered Shares and holding and disposing of our common stock received in respect of the Offered Shares (including upon conversion).

We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership, conversion and disposition of the Offered Shares or the ownership and disposition of our common stock received in respect of the Offered Shares (including upon conversion) or that any such position will not be sustained.

This discussion of material U.S. federal income tax considerations is not intended, and should not be construed, to be tax or legal advice to any particular investor in or holder of the Offered Shares or our common stock. Prospective investors are advised to consult their tax advisors concerning the application of the U.S. federal income tax laws to their particular situations as well as any tax considerations arising under the laws of any state, local or non-U.S. taxing jurisdiction or any applicable tax treaties, and the possible effect of changes in applicable tax law.

U.S. Holders

Distributions

If you are a U.S. holder, distributions made to you with respect to the Offered Shares (or common stock) will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the Offered Shares (or common stock) exceeds our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital to the extent of your adjusted tax basis in the Offered Shares (or common stock), and thereafter as capital gain which will be long-term capital gain if your holding period for the stock exceeds one year at the time of the distribution. Distributions on the Offered Shares (or common stock) constituting dividend income paid to a U.S. holder that is an individual generally will be subject to taxation at preferential rates as qualified dividend income, provided applicable holding period requirements are met and certain other conditions are satisfied. Distributions on the Offered Shares (or common stock) constituting dividend income paid to a U.S. holder that is a corporation generally will qualify for the dividends-received deduction, subject to various limitations and the satisfaction of the applicable holding period requirements. There is no assurance that we will have sufficient current or accumulated earnings and profits to ensure that any of our distributions are treated as dividends such that qualified dividend income or dividends-received deduction treatment may be available.

If we make a distribution on the Offered Shares in the form of our common stock, although there is some uncertainty, we believe that such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. holder’s tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and a U.S. holder’s holding period for such common stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because the U.S.

holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against, or an applicable withholding agent may withhold such taxes from, payments of cash or shares of common stock payable to the U.S. holder, or require alternative arrangements (e.g., deposit for taxes prior to delivery of such shares or of conversion consideration). U.S. holders are urged to consult with their tax advisors regarding the tax consequences of a common stock distribution on the Offered Shares.

Dividends that exceed certain thresholds in relation to a corporate U.S. holder’s tax basis in the Offered Shares (or common stock) could be characterized as “extraordinary dividends” under the Code. If a corporate U.S. holder that has held the Offered Shares (or common stock) for two years or less before the dividend announcement date receives an extraordinary dividend, the holder generally will be required to reduce its tax basis (but not below zero) in the Offered Shares (or common stock) with respect to which the dividend was made by the non-taxed portion of the dividend. If the amount of the reduction exceeds the U.S. holder’s tax basis in the Offered Shares (or common stock), the excess is treated as gain from the sale or exchange of the Offered Shares (or common stock). Non-corporate U.S. holders that receive an extraordinary dividend could, under certain circumstances, be required to treat any losses on the sale of the Offered Shares (or common stock) as long-term capital losses to the extent of the extraordinary dividends such U.S. holder receives that qualify for taxation at the preferential rates discussed above.

Deemed Distributions on the Offered Shares

Under Section 305 of the Code, U.S. holders may be treated as receiving a deemed dividend on the Offered Shares upon an increase in the liquidation preference of the Offered Shares. The matter is not entirely clear, and if our board of directors does not declare a distribution on the Offered Shares in respect of any dividend period before the related dividend payment date, the deferred dividend may be treated as an increase in the liquidation preference of the Offered Shares. Furthermore, if the Offered Shares is issued at a discount to its liquidation preference, it may be subject to rules that require the accrual of such discount currently over deemed term of the Offered Shares as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. Although the matter is not entirely clear, we believe such a deferred dividend or discount should not be treated as giving rise to a deemed distribution on the Offered Shares, but in light of this uncertainty, the IRS or an applicable withholding agent could take a contrary position.

In each case of the foregoing, if the IRS or an applicable withholding agent takes a contrary position, you may be required to include a deemed dividend in income currently with respect to the Offered Shares even though you have not received a cash payment. Further, because deemed distributions received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because the U.S. holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against, or an applicable withholding agent may withhold such taxes from, payments of cash or shares of common stock payable to the U.S. holder, or require alternative arrangements (e.g., deposit for taxes prior to delivery of conversion consideration).

Sale or Redemption of Offered Shares or Common Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange, redemption (including a repurchase) (other than a redemption that is treated as a distribution, as discussed below) or other disposition (other than a conversion) of the Offered Shares (or common stock) equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the stock so disposed. The capital gain or loss generally will be long-term capital gain or loss if your holding period for the stock exceeds one year at the time of disposition. Long-term capital gains of non-corporate taxpayers generally are taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of capital losses is subject to limitations.

A redemption (including a repurchase) of the Offered Shares (or common stock) will be treated as a sale or exchange described in the preceding paragraph if the redemption, based on the facts and circumstances, is treated for U.S. federal income tax purposes as (i) a “complete termination” of your equity interest in us, (ii) a “substantially disproportionate” redemption of our stock with respect to you, or (iii) being “not essentially equivalent to a dividend” with respect to you, each within the meaning of Section 302 of the Code. In determining whether any of these tests has been met, you must take into account not only the Offered Shares and other equity interests in us that you actually own but also other equity interests in us that you constructively own under U.S. federal income tax rules, as well as any rights you may have to vote for the election of board members. A U.S. holder that owns (actually or constructively) only an insubstantial percentage of our total equity interests and that exercises no control or management over our affairs may be entitled to sale or exchange treatment on a redemption of the Offered Shares if such holder experiences any reduction in its equity interest (taking into account any constructively owned equity interests) as a result of the redemption.

If you meet none of the alternative tests described above, the redemption will be treated as a distribution subject to the rules described under “U.S. Holders—Distributions.” If a redemption of the Offered Shares is treated as a distribution that is taxable as a dividend, you are urged to consult your tax advisor regarding the allocation of your tax basis in the redeemed and remaining shares of Perpetual Strike Preferred Stock.

Because the determination as to whether any of the alternative tests described above is satisfied with respect to any particular U.S. holder of the Offered Shares will depend upon the facts and circumstances as of the time the determination is made, you are urged to consult your tax advisor regarding the tax treatment of a redemption.

Conversion of Offered Shares into Common Stock

A U.S. holder generally will not recognize any income, gain or loss upon the receipt of common stock upon the conversion of Offered Shares, except to the extent of dividends in arrears and cash received in lieu of a fractional share of common stock, each as described below. Except to the extent of common stock treated as received in respect of any dividends in arrears as described below, the adjusted tax basis of common stock received upon conversion generally will equal the adjusted tax basis of our Offered Shares converted (reduced by the portion of adjusted tax basis allocated to any fractional shares of common stock exchanged for cash, as described below), and the holding period of such common stock received on conversion will generally include the period during which the U.S. holder held the Offered Shares prior to conversion.

Cash received in lieu of a fractional share of common stock will generally be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the amount of adjusted tax basis allocable to the fractional share.

If our board of directors does not declare a distribution on the Offered Shares in respect of any dividend period before the related dividend payment date, such deferred and unpaid dividend may be treated as dividends in arrears in the event of a conversion. Although it is not free from doubt, we intend to treat any such deferred dividend (and any dividend that has been declared and not yet paid as well as any accrued but unpaid dividend in the then-current dividend period) as dividends in arrears for these purposes (all such dividends hereinafter referred to as “Dividends in Arrears”). Common stock received upon conversion in respect of Dividends in Arrears on the Offered Shares will be treated as described above under “—Distributions.”

In the event a U.S. holder’s Offered Shares is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. holders should consult their tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Because payments of common stock in respect of Dividends in Arrears will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding (as described below under “Information Reporting and Backup Withholding”) on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), we (or an applicable withholding agent) may set off such payments against, or withhold such taxes from, shares of common stock payable to such holder or current or subsequent payments of cash, or require alternative arrangements (e.g., deposit for taxes prior to delivery of conversion consideration).

Exchange in Lieu of Conversion

If a U.S. holder surrenders Offered Shares for conversion and such Offered Shares are exchanged with a designated financial institution, as described under “Description of Perpetual Strike Preferred Stock—Conversion Rights—Exchange in Lieu of Conversion,” the U.S. holder will be required to recognize gain or loss as described under “—Sale or Redemption of Offered Shares or Common Stock.” In such case, the U.S. holder’s tax basis in the common stock received will equal the fair market value of the stock on the date of the exchange, and the U.S. holder’s holding period in the common stock received will begin on the day after the date of the exchange.

Adjustment of Conversion Rate

The conversion rate of Perpetual Strike Preferred Stock is subject to adjustment under certain circumstances. Treasury Regulations promulgated under Section 305 of the Code would treat a U.S. holder of Offered Shares as having received a deemed distribution includable in such U.S. holder’s income in the manner described under “—Distributions,” above, if and to the extent that certain adjustments in the conversion rate (or failures to adjust the conversion rate) increase the proportionate interest of the U.S. holder in our assets or earnings and profits. For example, an increase in the conversion rate to reflect a taxable dividend to holders of common stock will generally give rise to a deemed taxable dividend to the holders of Perpetual Strike Preferred Stock to the extent of any such holder’s allocable portion of our current or accumulated earnings and profits. Thus, under certain circumstances, U.S. holders may recognize income in the event of a deemed distribution even though they may not receive any cash or property. Further, because deemed distributions received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. holder (because the U.S. holder failed to establish an exemption from backup withholding), we may, at our option, set off any such payment against, or an applicable withholding agent may withhold such taxes from, payments of cash or shares of common stock payable to the U.S. holder, or require alternative arrangements (e.g., deposit for taxes prior to delivery of conversion consideration). Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution in the interest of the U.S. holders of Offered Shares, however, generally will not be considered to result in a deemed dividend distribution.

Under rules currently in effect, we are generally required to report the amount of any deemed distributions on our website or to the IRS and to holders of Perpetual Strike Preferred Stock not exempt from reporting. The IRS has proposed Treasury Regulations addressing the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of the issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide, among other things, that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after conversion rate adjustment) without the adjustment, and (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of Perpetual Strike Preferred Stock and the date of the actual distribution of cash or property that results in the deemed distribution. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of Offered Shares and withholding agents may rely on them prior to that date under certain circumstances.

Possible Effect of a Class A Common Stock Change Event, Merger or Other Similar Transaction

In certain situations, the Offered Shares issuer may change or such Offered Shares may become convertible or exchangeable into shares of an acquirer or other consideration. Depending on the circumstances, such an event could result in a deemed taxable exchange of the Offered Shares for U.S. federal income tax purposes, and the modified preferred stock could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. Furthermore, depending on the circumstances, subsequent to any such event, the U.S. federal income tax consequences of the exchange or conversion of the Offered Shares as well as the ownership of the Offered Shares (including the application of any tax reporting requirements under the Fast-Pay Stock Regulations discussed in this discussion) and the shares of our class A common stock may be different from the U.S. federal income tax consequences addressed in this discussion. A U.S. holder should consult its tax advisor regarding the U.S. federal income tax consequences of such an event.

Non-U.S. Holders

Distributions

Generally, subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” distributions (including distributions on the Offered Shares in the form of shares of our common stock) treated as dividends, as described above under “U.S. Holders—Distributions,” paid to a non-U.S. holder with respect to the Offered Shares (or common stock) that are not effectively connected with the conduct of a trade or business within the United States will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes to the withholding agent a properly executed IRS Form W-8BEN or Form W-8BEN-E (or suitable substitute form) certifying that such holder is eligible for treaty benefits. Withholding may also be required in respect of dividends paid to a non-U.S. holder if certain reporting information is not provided, as described below under “—FATCA.” If you are subject to withholding at a rate in excess of a reduced rate for which you are eligible under a tax treaty or otherwise, you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate by filing a refund claim with the IRS. Investors are encouraged to consult with their tax advisors regarding the possible implications of these withholding requirements on their investment in the Offered Shares (or common stock).

Subject to the discussions below under “Information Reporting and Backup Withholding” and “FATCA,” dividends paid to you that are effectively connected with your conduct of a trade or business in the United States and, if an applicable income tax treaty so requires, are attributable to a permanent establishment you maintain in the United States, are taxed on a net-income basis at the regular rates and in the manner applicable to U.S. persons. You generally will be required to provide to the applicable withholding agent a properly executed IRS Form W-8ECI (or a suitable substitute form) in order to claim an exemption from, or reduction in, U.S. federal withholding tax. In addition, a “branch profits tax” may be imposed at a 30% rate (or a reduced rate under an applicable income tax treaty) on a foreign corporation’s effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Because distributions made in the form of shares of our common stock will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay withholding on behalf of a non-U.S. holder (because such non-U.S. holder failed to establish an exemption from dividend withholding), we may, at our option, set off such payments against, or an applicable withholding agent may withhold such taxes from, shares of common stock payable to such holder or current or subsequent payments of cash, or require alternative arrangements (e.g., deposit for taxes prior to delivery of such shares or of conversion consideration).

Sale or Redemption of Offered Shares or Common Stock

Subject to the discussion below under “Information Reporting and Backup Withholding,” you generally will not be subject to U.S. federal income or withholding tax with respect to gain, if any, recognized on a sale, exchange or other taxable disposition of the Offered Shares (or common stock), other than a redemption that is treated as a distribution as discussed below, unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States;

•	you are a nonresident alien individual that is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied; or

•

the Offered Shares (or common stock) constitutes a U.S. real property interest (“USRPI”) by reason of our status as a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the disposition of the Offered Shares (or common stock) or the period that the non-U.S. holder held the Offered Shares (or common stock).

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. A non-U.S. holder that is a foreign corporation will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain recognized, which may be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC.

A payment made to you in redemption of the Offered Shares may be treated as a dividend, rather than as a payment in exchange for the stock, in the circumstances discussed above under “U.S. Holders—Sale or Redemption of Offered Shares or Common Stock,” in which event the payment would be subject to tax as discussed above under “Non-U.S. Holders—Distributions.”

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Conversion of Offered Shares into Common Stock

Non-U.S. holders generally will not recognize any gain or loss by reason of receiving common stock in exchange for Offered Shares upon conversion of our Offered Shares, except that (1) gain or loss will be recognized with respect to any cash received in lieu of a fractional share and will be subject to the treatment described above under “—Sale or Redemption of Offered Shares or Common Stock” and (2) common stock received in respect of Dividends in Arrears should be treated in the manner described above under “U.S. Holders—Conversion of Offered Shares into Common Stock.” In the case of payments described in (2), a withholding agent may withhold 30% of such amount as described under “—Distributions.” Non-U.S. holders should consult their own tax advisors to determine the specific tax treatment of the common stock received in respect of Dividends in Arrears. Because payments of common stock in respect of Dividends in Arrears will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay withholding on behalf of a non-U.S. holder (because such non-U.S. holder failed to establish an exemption from dividend withholding), we may, at our option, set off such payments against, or an applicable withholding agent may withhold such taxes from, shares of common stock payable to such holder or current or subsequent payments of cash, or require alternative arrangements (e.g., deposit for taxes prior to delivery of conversion consideration).

Deemed Distributions on the Offered Shares

As described above under “U.S. Holders—Deemed Distributions on the Offered Shares,” if our board of directors does not declare a distribution on the Offered Shares in respect of any dividend period before the related dividend payment date or the Offered Shares were issued at a discount, the holder may be treated as receiving a deemed distribution. Furthermore, as described above under “U.S. Holders—Adjustment of Conversion Rate,” adjustments in the conversion rate (or failures to adjust the conversion rate) of Perpetual Strike Preferred Stock that result in an increase in the proportionate interest of a non-U.S. holder in our assets or earnings and profits could result in deemed distributions to the non-U.S. holder that are taxed as described under “—Distributions.” If we (or an applicable withholding agent) pay withholding on behalf of a non-U.S. holder (because such non-U.S. holder failed to establish an exemption from dividend withholding), we (or an applicable withholding agent) may set off such payments against, or withhold such taxes from, shares of common stock payable to such holder or current or subsequent payments of cash, or require alternative arrangements (e.g., deposit for taxes prior to delivery of conversion consideration).

Multiple Issuances of Perpetual Strike Preferred Stock—Effect of Fungible Trading

We will issue Offered Shares from time to time under this prospectus supplement, and may otherwise issue shares of Perpetual Strike Preferred Stock (or resell any shares of Perpetual Strike Preferred Stock that we or any of our subsidiaries have purchased or otherwise acquired) from time to time (such issued or resold shares, the “Additional Shares”). If your Offered Shares trade under the same CUSIP or other identifying number as that of other shares of Perpetual Strike Preferred Stock, those other shares may not be distinguishable from your shares by persons such as subsequent purchasers and withholding agents. If we issue any shares of Perpetual Strike Preferred Stock—whether Offered Shares or Additional Shares that have a different, and potentially adverse, tax profile or treatment for U.S. federal income tax purposes from your Offered Shares, such profile or treatment could adversely impact your Offered Shares because of the inability to distinguish between your Offered Shares and the shares of Perpetual Strike Preferred Stock subject to such adverse treatment. For example, adverse tax treatment of any shares of Perpetual Strike Preferred Stock could negatively impact the trading price of all shares of Perpetual Strike Preferred Stock in light of fungible trading of all such shares. In addition, the IRS could treat your Offered Shares as subject to the adverse tax consequences applicable to other shares of Perpetual Strike Preferred Stock unless you are able to demonstrate that you acquired your Offered Shares in a specific offering and did not hold such other shares of the Perpetual Strike Preferred Stock that are subject to adverse consequences. Preferred stockholders are urged to consult their tax advisors regarding these tax considerations.

Please also review the discussion below under “Fast-Pay Stock Regulations” for a discussion about the potential application of those rules to the Perpetual Strike Preferred Stock (including the Offered Shares).

Extraordinary Dividends

If any shares of Perpetual Strike Preferred Stock are issued at a price that exceeds their liquidation preference, such shares of Perpetual Strike Preferred Stock would constitute “disqualified preferred stock” for purposes of the extraordinary dividend rules. Even if your Offered Shares is not issued at such a price, due to fungible trading of the Perpetual Strike Preferred Stock, your Offered Shares may be considered disqualified preferred stock unless you can clearly demonstrate that you purchased the Offered Shares in an offering other than one in which shares of Perpetual Strike Preferred Stock are issued at a price that exceeds their liquidation preference. If the Offered Shares held by a corporate U.S. holder were considered disqualified preferred stock (including because such shares are indistinguishable from other shares of Perpetual Strike Preferred Stock that are disqualified preferred stock) for any dividend received, the holder generally will be required to reduce its tax basis (but not below zero) in the Offered Shares with respect to which the dividend is received by the non-taxed portion of the dividend. Please also review the discussion above under “U.S. Holders—Distributions” for a discussion of extraordinary dividends.

Sales at a Discount

As discussed above under “U.S. Holders—Deemed Distributions on the Offered Shares,” if shares of Perpetual Strike Preferred Stock (including Offered Shares) are sold at a discount, such shares may be subject to rules that require the accrual of such discount (or a greater discount that applies to any other shares of Perpetual Strike Preferred Stock) currently over the deemed term of the Perpetual Strike Preferred Stock as deemed distributions under U.S. tax rules similar to those governing original issue discount for debt instruments. Due to fungible trading of the Perpetual Strike Preferred Stock, the IRS or a withholding agent may treat any such discount as resulting in deemed distributions with respect to all shares of Perpetual Strike Preferred Stock, including those not issued at a discount (or issued at a lesser discount). Because any such deemed distributions received by a holder would not give rise to any cash from which any applicable withholding could be satisfied, an applicable withholding agent may withhold such taxes from payments of cash or shares of common stock payable to the holder or require alternative arrangements (e.g., deposit for taxes prior to delivery of conversion consideration).

Fast-Pay Stock Regulations

Under Treasury Regulations promulgated under Section 7701(l) of the Code (the “Fast-Pay Stock Regulations”), if stock of a corporation is structured such that dividends paid with respect to the stock are economically (in whole or in part) a return of the stockholder’s investment (rather than a return on the stockholder’s investment), then the stock is characterized as “fast-pay stock” and is subject to adverse tax reporting requirements and potentially penalties, as described below. In addition, under the Fast-Pay Stock Regulations, unless clearly demonstrated otherwise, stock is presumed to be fast-pay stock if it is structured to have a dividend that is reasonably expected to decline (as opposed to a dividend rate that is reasonably expected to fluctuate or remain constant) (for such purpose, the dividend rate may be viewed as reasonably expected to decline if we are reasonably expected to stop paying regular dividends on the Perpetual Strike Preferred Stock) or is issued for an amount that exceeds (by more than a de minimis amount, as determined under applicable Treasury Regulations) the amount at which the stockholder can be compelled to dispose of the stock. It is not clear what amount would constitute “de minimis” in the case of stock with a perpetual term.

We do not intend to issue any shares of Perpetual Strike Preferred Stock that would be treated as fast-pay stock, and we do not believe that we structured any Offered Shares, or will structure any Additional Shares, such that dividends paid by us with respect to the Perpetual Strike Preferred Stock will be economically a return of a stockholder’s investment. Moreover, we have obtained, and we intend to obtain in the future, advice of counsel in connection with offerings of Perpetual Strike Preferred Stock for the purpose of analyzing the consequences of issuing such shares, including in light of any legal developments regarding the definition of fast-pay stock.

It is possible, however, that Offered Shares or Additional Shares may be issued at a premium above their liquidation preference. Based on the expected overall circumstances of an offering of the Offered Shares or Additional Shares (such as our general expectation that the value of the conversion option would, at issuance, exceed the amount of any such premium and certain other factors), we do not believe that such premium would be attributable to dividends that are economically a return of a stockholder’s investment. Nonetheless, there may be increased risk that the IRS could assert that such Offered Shares or Additional Shares constitutes fast-pay stock.

Transactions involving fast-pay stock arrangements are treated as “listed transactions” for U.S. federal income tax purposes. Issuers and holders of any shares of fast-pay stock would be required to report their participation in the transaction on IRS Form 8886 on an annual basis with their U.S. federal income tax returns and would also be required to mail a copy of that form to the IRS Office of Tax Shelter Analysis. Failure to comply with those disclosure requirements could result in the assessment by the IRS of interest, additions to tax and onerous penalties. In addition, an accuracy-related penalty applies under the Code to any reportable transaction understatement attributable to a listed transaction if a significant purpose of the transaction is the avoidance or evasion of U.S. federal income tax. Furthermore, certain material advisors would also be required to file a disclosure statement with the IRS. If we determine that we are required to file an IRS Form 8886 (including a protective filing) in connection with the potential issuance of fast-pay stock with respect to any Perpetual Strike Preferred Stock, we intend to provide public notice to the applicable holders of the Perpetual Strike Preferred Stock, which notice may be by a press release, by publication on our investor relations website, or by filing a current report on Form 8-K with the Securities and Exchange Commission.

Notwithstanding our intent not to issue Perpetual Strike Preferred Stock that would be fast-pay stock, the rules regarding the definition of fast-pay stock are unclear in certain respects and, therefore, the IRS could disagree with our determination and treat Offered Shares or Additional Shares as fast-pay stock. In addition, as discussed above under “—Multiple Issuances of Perpetual Strike Preferred Stock—Effect of Fungible Trading,” the treatment of any shares of Perpetual Strike Preferred Stock as fast-pay stock could affect other shares of Perpetual Strike Preferred Stock if all such shares are indistinguishable with each other because they have the same CUSIP or other identifying number. Accordingly, even if your Offered Shares are not fast-pay stock, if the IRS treated any shares of Perpetual Strike Preferred Stock as fast-pay stock, you might be required to demonstrate to the IRS that you purchased your Offered Shares in a different issuance in order to avoid fast-pay stock treatment.

Furthermore, treatment of any shares of Perpetual Strike Preferred Stock as fast-pay stock could adversely affect the trading price of all shares of Perpetual Strike Preferred Stock. Accordingly, holders are strongly urged to consult their tax advisors regarding the Fast-Pay Stock Regulations and their potential consequences to an investment in the Offered Shares.

Information Reporting and Backup Withholding

In general, information reporting will apply with respect to the payment of distributions (including deemed distributions) on the Offered Shares and the payment of proceeds on the sale or other taxable disposition of the Offered Shares, unless a U.S. holder is an exempt recipient such as a corporation. Backup withholding may apply to such payments unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

We must report annually to the IRS and to each non-U.S. holder the amount of distributions (including, for this purpose, deemed distributions) paid to such holder and any tax withheld with respect to any dividends, regardless of whether withholding was required. Copies of the information returns reporting distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. Non-U.S. holders may be subject to backup withholding unless the non-U.S. holder certifies on IRS Form W-8BEN or IRS Form W-8BEN-E (or a suitable substitute form) that it is not a U.S. person (and the withholding agent does not have actual knowledge or reason to know that such holder is a U.S. person) or such holder otherwise establishes an exemption from backup withholding.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder or non-U.S. holder is allowable as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

The Foreign Account Tax Compliance Act (“FATCA”) and related IRS guidance concerning FATCA impose a 30% U.S. withholding tax on dividends (including, for this purpose, deemed dividends) in respect of Offered Shares made to a non-U.S. entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to make a required certification that it has no such accounts or owners. Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of the Offered Shares, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. We will not pay any additional amounts to holders of the Offered Shares in respect of any amounts withheld. Prospective investors are urged to consult their tax advisors regarding the possible implications of these rules for their investment in the Offered Shares.

Prospective investors should consult their tax advisors about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the Offered Shares.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with the Agents, under which we may offer and sell up to $21,000,000,000 of our shares of perpetual strike preferred stock from time to time through the Agents acting as our sales agents, or their respective broker-dealer affiliates (each such entity, a “Selling Agent”). Sales of our perpetual strike preferred stock, if any, under this prospectus supplement may be made by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act or any other method permitted by law, which may include negotiated transactions or block trades. We entered into the Sales Agreement on March 10, 2025.

Each time we wish to issue and sell shares of our perpetual strike preferred stock under the Sales Agreement, we will notify an Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed an Agent, unless such Agent declines to accept the terms of such notice, such Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of an Agent under the Sales Agreement to sell our shares of perpetual strike preferred stock are subject to a number of conditions that we must meet. We will only sell shares through one Selling Agent on any single day. Sales pursuant to the Sales Agreement may be made through an affiliate of an Agent.

The settlement of sales of shares between us and any Selling Agent is generally anticipated to occur on the trading day following the date on which the sale was made. Sales of our shares of perpetual strike preferred stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Selling Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay each Agent a commission of up to 2.0% of the aggregate gross proceeds we receive from each sale of our shares of perpetual strike preferred stock made by such Agent or its affiliated selling Agent. Because there is no minimum offering amount required as a condition to effect this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Agents for the fees and disbursements of the Agents’ counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of their legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the Agents under the terms of the Sales Agreement, will be approximately $25 million. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

A Selling Agent will provide written confirmation to us before the open of The Nasdaq Global Select Market on the day following each day on which our shares of perpetual strike preferred stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of the shares of perpetual strike preferred stock on our behalf, each Selling Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of such Agent may be deemed to be underwriting commissions or discounts. In addition, we have agreed to indemnify the Agents against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the Agents may be required to make in respect of such liabilities.

The offering of our shares of perpetual strike preferred stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of perpetual strike preferred stock subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein. We and the Agents may each terminate the Sales Agreement at any time upon three trading days’ prior notice.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement will be filed with the SEC as an exhibit to a Current Report on Form 8-K filed under the Exchange Act and will be incorporated by reference into the registration statement of which this prospectus supplement forms a part.

Each of the Agents and their respective affiliates have previously provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they have received and may in the future receive customary fees. In the course of their respective businesses, the Agents or their affiliates may actively trade our securities for their own accounts or for the accounts of their customers, and, accordingly, the Agents or their affiliates may at any time hold long or short positions in such securities.

This prospectus supplement in electronic format may be made available on websites maintained by the Agents, and the Agents may distribute this prospectus supplement electronically.

LEGAL MATTERS

Certain legal matters with respect to the offering of perpetual strike preferred stock will be passed upon for us by Latham & Watkins LLP. Certain legal matters with respect to the offering of perpetual strike preferred stock will be passed upon for the Agents by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements of MicroStrategy Incorporated as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

This prospectus supplement is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains periodic and current reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement.

We also incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (File Nos. 000-24435 and 001-42509):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 18, 2025;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our definitive proxy statement for the 2024 Annual Meeting of Stockholders filed on April 12, 2024;

•

Our Current Reports on Form 8-K filed with the SEC on January 3, 2025, January  6, 2025, January  13, 2025, January  21, 2025, January  23, 2025, January  24, 2025, January  27, 2025, January  31, 2025, February  3, 2025, February  5, 2025, February  10, 2025, February  18, 2025, February  20, 2025, February  24, 2025, February  24, 2025, and March 3, 2025; and

•

The description of our registered securities contained in our Registration Statement on Form 8-A as filed with the SEC on February 5, 2025, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on February 18, 2025, and including any amendments and reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents).

Requests for such documents should be directed to:

Strategy

1850 Towers Crescent Plaza

Tysons Corner, Virginia 22182

Attention: Investor Relations

Email: ir@microstrategy.com

Telephone: (703) 848-8600

The information accessible through any website referred to in this prospectus supplement or any document incorporated herein is not, and should not be deemed to be, a part of this prospectus supplement.

PROSPECTUS

Debt Securities

Class A Common Stock

Preferred Stock

Depositary Shares

Warrants

Units

We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our class A common stock is listed on The Nasdaq Global Select Market under the symbol “MSTR.”

Investing in our securities involves significant risks. See the information included under “Risk Factors” on page 8 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 27, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement (and any applicable free writing prospectus) together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information contained in the prospectus supplement or free writing prospectus, as applicable.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you. This prospectus and any accompanying prospectus supplement (and any applicable free writing prospectus) do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction or under any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

A statement contained in a subsequent prospectus supplement or document incorporated by reference into this prospectus after the date hereof shall be deemed to be modified or superseded for purposes of this prospectus to the extent that such statement contained in this prospectus conflicts or is otherwise inconsistent with the statement in any such prospectus supplement or subsequently filed document which is also incorporated in this prospectus. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, in any accompanying prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “MicroStrategy,” the “Company,” “we,” “us,” and “our” refer to MicroStrategy Incorporated and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.microstrategy.com. The information contained in, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 000-24435) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 15, 2024;

•

The information in our proxy statement filed on April 12, 2024, but only to the extent such information is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, as filed with the SEC on May 1, 2024, August 6, 2024 and October 31, 2024;

•

Current Reports on Form 8-K as filed with the SEC on February 26, 2024, March 6,  2024, March 11,  2024, March  11, 2024, March 15,  2024, March  19, 2024, March  19, 2024, May  24, 2024, June  3, 2024, June  14, 2024, June  20, 2024, June  20, 2024, July  5, 2024, July  11, 2024, September  13, 2024, September  18, 2024, September  20, 2024, September  20, 2024, October  30, 2024, November  12, 2024, November  18, 2024, November  20, 2024, November  21, 2024, November  25, 2024, December  2, 2024, December  9, 2024, December  16, 2024, December  20, 2024, December  23, 2024, December  30, 2024, January  3, 2025, January  6, 2025, January  13, 2025, January  21, 2025, January  23, 2025, January  24, 2025 and January 27, 2025; and

•

The description of our class A common stock contained in our Registration Statement on Form  8-A as filed with the SEC on June  10, 1998, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on February 14, 2020, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

1850 Towers Crescent Plaza

Tysons Corner, Virginia

Attention: Investor Relations

703-848-8600

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “targeted,” “goal” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. Our expectations, beliefs, estimates and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. There are many risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. The principal risks, uncertainties and other important factors that have affected or may affect our business and that have caused or could cause our actual results to differ materially include, without limitation:

Risks Related to our Business in General

•	our quarterly operating results, revenues, and expenses may fluctuate significantly, which could have an adverse effect on the market price of our stock;

•	we may not be able to regain profitability in future periods;

•	a significant decrease in the market value of our bitcoin holdings could adversely affect our ability to service our indebtedness;

•	unrealized fair value gains on our bitcoin holdings could cause us to become subject to the corporate alternative minimum tax under the Inflation Reduction Act of 2022;

Risks Related to Our Bitcoin Acquisition Strategy and Holdings

•	our bitcoin strategy exposes us to various risks associated with bitcoin;

•

bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin have in the past influenced and are likely to continue to influence our financial results and the market price of our class A common stock;

•	Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty;

•	our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings;

•	the availability of spot exchange-traded products for bitcoin and other digital assets may adversely affect the market price of our class A common stock;

•	our bitcoin strategy subjects us to enhanced regulatory oversight;

•	the concentration of our bitcoin holdings enhances the risks inherent in our bitcoin strategy;

•	bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes;

•	the emergence or growth of other digital assets could have a negative impact on the price of bitcoin;

•	our bitcoin holdings are less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents;

•

if we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected;

•	regulatory change reclassifying bitcoin as a security could lead to our classification as an investment company under the Investment Company Act of 1940;

•	we are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

•	our bitcoin strategy exposes us to risk of non-performance by counterparties;

Risks Related to Our Enterprise Analytics Software Business Strategy

•	we derive revenue from a single software platform and related services as well as revenue from our installed customer base;

•

as our customers increasingly shift from a product license model to a cloud subscription model, we could face higher future rates of attrition, and such a shift could continue to affect the timing of revenue recognition or reduce product licenses and product support revenues;

•	our recognition of deferred revenue and advance payments is subject to future performance obligations and may not be representative of revenues for succeeding periods;

•

integration of artificial intelligence into our enterprise analytics product offerings and our use of artificial intelligence in our operations could result in reputational or competitive harm, legal liability, and other adverse effects on our business;

Risks Related to Our Technology and Intellectual Property

•	third parties may claim we infringe their intellectual property rights;

•

the nature of our software makes it particularly susceptible to undetected errors, bugs, or security vulnerabilities, which could cause problems with how the software performs and, in turn, reduce demand for our software, reduce our revenue, and lead to litigation claims against us;

Risks Related to Our Operations

•

business disruptions, including interruptions, delays, or failures of our systems, third-party data center hosting facility, or other third-party services, as a result of geopolitical tensions, acts of terrorism, natural disasters, pandemics (like the COVID-19 pandemic), and similar events, could materially adversely affect our operating results or result in a material weakness in our internal controls that could adversely affect the market price of our stock;

•

we face a variety of risks in doing business with U.S. and foreign federal, state, and local governments and government agencies, including risks related to the procurement process, budget constraints and cycles, termination of contracts, and compliance with government contracting requirements;

•

changes in laws or regulations relating to privacy or the collection, processing, disclosure, storage, localization, or transmission of personal data, or any actual or perceived failure by us or our third-party service providers to comply with such laws and regulations, contractual obligations, or applicable privacy policies, could materially adversely affect our business;

•

if we or our third-party service providers experience a disruption due to a cybersecurity attack or security breach and unauthorized parties obtain access to our customers’, prospects’, vendors’, or channel partners’ data, our data, our networks or other systems, or the cloud environments we manage, our offerings may be perceived as not being secure, our reputation may be harmed, demand for our offerings may be reduced, our operations may be disrupted, we may incur significant legal and financial liabilities, and our business could be materially adversely affected;

Risks Related to Our Class A Common Stock

•	the market price of our class A common stock has been and may continue to be volatile;

•

because of the rights of our two classes of common stock and because Michael J. Saylor, who beneficially owns the majority of our class B common stock, controls a significant portion of our total voting power, Mr. Saylor has significant influence over matters that require approval of our stockholders and could impede a third party from acquiring us, or limit the ability of our other stockholders to influence corporate matters funds;

•

future sales, or the perception of future sales, of our class A common stock, convertible debt instruments, convertible preferred stock, or other convertible securities could depress the price of our class A common stock;

Risks Related to Our Outstanding and Potential Future Indebtedness

•

our level and terms of indebtedness could adversely affect our ability to raise additional capital to further execute on our bitcoin strategy, fund our enterprise analytics software operations, and take advantage of new business opportunities;

•	we may be unable to service our indebtedness, which could cause us to default on our debt obligations and could force us into bankruptcy or liquidation;

•

we may not have the ability to raise the funds necessary to settle conversions of the convertible notes in cash, to repurchase the convertible notes for cash upon a fundamental change or to repurchase the 0.625% Convertible Senior Notes due 2028 on September 15, 2027, the 0% Convertible Senior Notes due 2029 on June 1, 2028, the 0.625% Convertible Senior Notes due 2030 or the 0.875% Convertible Senior Notes due 2031 on September 15, 2028, or the 2.25% Convertible Senior Notes due 2032 on June 15, 2029, and any future debt may contain, limitations on our ability to engage in cash-settled conversions or repurchases of convertible notes;

•	the conditional conversion feature of the outstanding convertible notes, if triggered, may adversely affect our financial condition and operating results; and

Other Risks

•	the other risks detailed in the “Risk Factors” sections incorporated by reference in this prospectus or contained or incorporated by reference in any prospectus supplement.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. The forward-looking statements made in this prospectus relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

RISK FACTORS

Investing in our securities involves significant risks. Before you make a decision to buy our securities, you should carefully review and consider the specific risks set forth under (i) the caption “Risk Factors” in any applicable prospectus supplement or free writing prospectus and (ii) under the caption “Risk Factors” in our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, incorporated by reference herein and/or included in any prospectus supplement, as well as the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements”. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, cash flows, liquidity and results of operations and the market price of the securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

MICROSTRATEGY INCORPORATED

Business Overview

MicroStrategy® is the world’s first and largest Bitcoin Treasury Company. We are a publicly traded company that has adopted bitcoin as our primary treasury reserve asset. By using proceeds from equity and debt financings, as well as cash flows from our operations, we strategically accumulate bitcoin and advocate for its role as digital capital. Our treasury strategy is designed to provide investors varying degrees of economic exposure to bitcoin by offering a range of securities, including equity and fixed income instruments.

In addition, we provide industry-leading AI-powered enterprise analytics software, advancing our vision of Intelligence Everywhere™. We leverage our development capabilities to explore innovation in Bitcoin applications, integrating analytics expertise with our commitment to digital asset growth. We believe our combination of operational excellence, strategic bitcoin reserve, and focus on technological innovation positions us as a leader in both the digital asset and enterprise analytics sectors, offering a unique opportunity for long-term value creation.

Bitcoin Strategy

Our bitcoin strategy generally involves from time to time, subject to market conditions, (i) issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin and (ii) acquiring bitcoin with our liquid assets that exceed working capital requirements. We intend to fund further bitcoin acquisitions primarily through issuances of class A common stock and a variety of fixed-income instruments, including debt, convertible notes and preferred stock.

We view our bitcoin holdings as long-term holdings and expect to continue to accumulate bitcoin. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional financings to purchase additional bitcoin. This overall strategy also contemplates that we may (i) periodically sell bitcoin for general corporate purposes or in connection with strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our bitcoin holdings, and (iii) consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings.

Additionally, we periodically engage in advocacy and educational activities regarding the continued acceptance and value of Bitcoin as an open, secure protocol for an internet-native digital capital asset, and we leverage our software development capabilities to explore innovation in Bitcoin applications.

Enterprise Analytics Software Strategy

MicroStrategy is a pioneer in AI-powered business intelligence (BI), and a global leader in enterprise analytics solutions. We provide software and services designed to turn complex, chaotic data environments into rich, reliable, and convenient information feeds for our customers. Our vision is to make every worker a domain expert by delivering Intelligence Everywhere™.

Our cloud-native flagship, MicroStrategy ONE™, powers some of the largest analytics deployments in the world for customers spanning a wide range of industries, including retail, banking, technology, manufacturing, insurance, consulting, healthcare, telecommunications, and the public sector.

Integral to the MicroStrategy ONE platform are Generative AI capabilities that are designed to automate and accelerate the deployment of AI-enabled applications across our customers’ enterprises. By making advanced analytics accessible through conversational AI, MicroStrategy ONE provides non-technical users with the ability to directly access novel and actionable insights for decision-making.

MicroStrategy ONE combines the flexibility and scalability afforded by a modern, cloud application with the reliability and security of our robust data governance model. It empowers users by making rich analytics easily accessible and personalized, while enabling organizations to harness the value of their data wherever it is needed.

Our Corporate Information

Our principal executive offices are located at 1850 Towers Crescent Plaza, Tysons Corner, Virginia 22182, and our telephone number is (703) 848-8600. Our website address is www.microstrategy.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

MicroStrategy, MicroStrategy ONE, MicroStrategy Auto, MicroStrategy AI, Intelligence Everywhere, HyperIntelligence, MicroStrategy Consulting, MicroStrategy Education, Dossier, MicroStrategy Cloud, Enterprise Semantic Graph, MicroStrategy Services, Global Delivery Center, and Intelligent Enterprise are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus to acquire additional bitcoin and for general corporate purposes, unless otherwise indicated in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES

The following description summarizes the general terms and provisions of the debt securities that MicroStrategy Incorporated may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities,” the term “debt securities” means the senior and subordinated debt securities that we issue and the applicable trustee authenticates and delivers under the applicable indenture. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean MicroStrategy Incorporated excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the “senior trustee.” We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the “subordinated trustee.” The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an “indenture” and together as the “indentures” and the senior trustee and the subordinated trustee are referred to individually as a “trustee” and together as the “trustees.” This section summarizes some of the provisions of the indentures and is qualified in its entirety by` the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. The debt securities will not be guaranteed by an of our subsidiaries.

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to any subordinated debt securities the terms on which they are subordinated;

•	the initial aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•	the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	the denominations of the debt securities if other than $2,000 or multiples of $1,000;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether the debt securities will be subject to the defeasance provisions in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	any special tax implications of the debt securities;

•	any events of defaults or covenants in addition to or in lieu of those set forth in the indenture; and

•	any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•

we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.

The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

•

failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

•	we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates;

•

there is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and

•	we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates; and

•

deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•

to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

•	to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•

to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of any senior debt securities of such series;

•	reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of or interest on any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•

waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

•

changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

•	adversely affects the right to convert or exchange senior debt securities into class A common stock, other securities or property in accordance with the terms of the senior debt securities; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

Notice of Redemption. Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.

If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.

Conversion Rights. We will describe the terms upon which senior debt securities may be convertible into our class A common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our class A common stock or other securities issuable upon conversion.

No Personal Liability of Incorporators, Stockholders, Officers, or Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

•

all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our second restated certificate of incorporation (“Certificate”), our amended and restated bylaws (“Bylaws”) and applicable provisions of Delaware corporate law. You should read our Certificate and Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Our authorized capital stock consists of 10,330,000,000 shares of class A common stock, par value $0.001 per share (“class A common stock”), 165,000,000 shares of class B common stock, par value $0.001 per share (“class B common stock”), and 1,005,000,000 shares of preferred stock, par value $0.001 per share (“preferred stock”). As of January 23, 2025, 231,632,665 shares of class A common stock were outstanding, 19,640,250 shares of class B common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Annual Meeting Annual meetings of our stockholders are held on the date designated in accordance with our Bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority voting power of the outstanding shares of stock entitled to vote at the meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the board of directors, the chairman of the board of directors, or a committee of the board of directors which has been duly designated by the board of directors, and whose powers and authority, as expressly provided in a resolution of the board of directors, include the power to call such meetings.

Voting Rights. On all matters to be voted upon by stockholders, including the election of directors, each holder of (i) class A common stock is entitled to one vote for each share held of record and (ii) class B common stock is entitled to ten votes for each share held of record. Holders of class A common stock and class B common stock vote together as a single class on all matters presented to the stockholders for their vote or approval, except as may be required by Delaware law or as otherwise expressly specified in our Certificate. Our Certificate and Bylaws do not provide for cumulative voting rights. Except as otherwise provided by law, our Certificate or our Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the votes cast by stockholders entitled to vote on the subject matter, present in person or represented by proxy at a meeting at which a quorum is present, shall be the act of the stockholders. Directors shall be elected by a plurality of the votes cast by stockholders entitled to vote on the election of directors, present in person or represented by proxy at a meeting at which a quorum is present.

Dividends. Subject to the rights, powers and preferences of any outstanding preferred stock, and except as provided by law or in our Certificate, dividends may be declared and paid or set aside for payment on each class of common stock out of legally available assets or funds when and as declared by the board of directors. We may not make any dividend or distribution with respect to any class of our common stock unless at the same time we make a ratable dividend or distribution with respect to each outstanding share of our common stock, regardless of class. In the case of a stock dividend or other distribution payable in shares of a class of common stock, only shares of class A common stock may be distributed with respect to class A common stock and only shares of class B common stock may be distributed with respect to class B common stock, and the number of shares of common stock payable per share must be equal for each class. The payment of dividends is contingent upon our revenue and earnings, capital requirements, and general financial condition, as well as contractual restrictions and other considerations deemed to be relevant by our board of directors.

Liquidation, Dissolution and Winding Up. Subject to the rights, powers and preferences of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of each class of our common stock.

Other Rights. Holders of the class A common stock and class B common stock have no right to:

•	have the stock redeemed;

•	purchase additional stock; or

•	maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.

Holders of shares of class A common stock and class B common stock are not required to make additional capital contributions. Shares of class A common stock are not convertible into any other shares of our capital stock. Each share of class B common stock is convertible into one share of class A common stock (i) at any time at the option of the holder and (ii) automatically upon the sale, assignment, gift or other transfer of such class B common stock share, except where such sale, assignment, gift or other transfer was (x) approved in advance by the holders of a majority of the class B common stock outstanding, voting separately as a class, or (y) effected as a result of the death of the transferor, in which case, such transfer may be approved by the holders of a majority of the class B common stock outstanding, voting separately as a class, within thirty (30) days of such transfer.

Equal Status. Except as expressly provided in our Certificate, shares of class A common stock and class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of any merger, consolidation, or other business combination requiring the approval of our stockholders entitled to vote thereon (whether or not we are the surviving entity), the holders of shares of class A common stock shall have the right to receive, or the right to elect to receive, the same form of consideration as the holders of shares of class B common stock, and the holders of shares of class A common stock shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of shares of class B common stock; provided, however, that in any transaction in which shares of capital stock are distributed to holders of common stock, the shares of capital stock distributed to holders of class A common stock and class B common stock may differ, but only to the extent that the class A common stock and the class B common stock differ in our Certificate.

Transfer Agent and Registrar. Equiniti Trust Company, LLC is the transfer agent and registrar for the class A common stock and the class B common stock.

Listing. Our class A common stock is listed on the Nasdaq Global Select Market under the symbol “MSTR.” Our class B common stock is not listed on any securities exchange or automated quotation system.

Preferred Stock

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.

A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

•	senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. The dividend rate may vary based on the price of bitcoin, the ratio of bitcoin we hold compared to our outstanding indebtedness or other reference metrics tied to the price of bitcoin or our holdings of bitcoin. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•

if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:

•

if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•

if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

•	the redemption date;

•	the number of shares and series of preferred stock to be redeemed;

•	the redemption price;

•	the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•	the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•	the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

Voting Rights. Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our Certificate that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our class A common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of class A common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

Certain provisions of our Certificate and Bylaws may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our class A common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our class A common stock.

Dual Class Stock. Our Certificate provides for a dual class common stock structure, which provides Michael J. Saylor, our founder, chairman of the board of directors, and executive chairman, with the ability to significantly influence the outcome of matters requiring stockholder approval, even though he owns less than a majority of the shares of our outstanding common stock, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. Our Certificate allows holders of class B common stock to transfer shares of class B common stock, subject to the approval of stockholders holding a majority of the outstanding class B common stock. Therefore, Mr. Saylor could transfer significant voting power of MicroStrategy to a third party without the approval of our board of directors or our other stockholders.

No Cumulative Voting. The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our Certificate provides otherwise. Our Certificate does not provide for cumulative voting.

Board of Directors. All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Board Vacancies May Be Filled by Majority of Directors Then in Office. Vacancies and newly created seats on our board of directors may be filled by a majority of the remaining members of our board of directors, although such majority is less than a quorum, by a sole remaining director or by stockholders. Furthermore, only our board of directors may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board of directors makes it more difficult to change the composition of our board of directors.

Undesignated Preferred Stock. As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Delaware Business Combination Statute. We are subject to Section 203 of the DGCL (“Section 203”), which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person (“interested stockholder”). Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock through the issuance of depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called “depositary receipts,” for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.

The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our Certificate and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, class A common stock, preferred stock or depositary shares. We may offer warrants separately or together with one or more additional debt securities, class A common stock, preferred stock, depositary shares or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

•

if applicable, the date from and after which any warrants issued as part of a unit and the related class A common stock, preferred stock, depositary shares or debt securities will be separately transferable;

•

the number of shares of class A common stock, preferred stock, depositary shares or aggregate principal amount of debt securities purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units consisting of debt securities, class A common stock, preferred stock, depositary shares or warrants as described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:

•	the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any additional terms of the governing unit agreement, if applicable;

•

any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the warrants, class A common stock, preferred stock, depositary shares or debt securities constituting the units; and

•	any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES

Each debt security, depositary share, subscription right, purchase contract, unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, subscription rights, purchase contracts, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, depositary shares, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called “participants,” that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, units or warrants, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. Any shares of class A common stock will be listed on The Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MicroStrategy Incorporated as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Up to $21,000,000,000

8.00% Series A Perpetual Strike Preferred Stock

PROSPECTUS SUPPLEMENT

TD Cowen

Barclays

The Benchmark Company

BTIG

Canaccord Genuity

Cantor

Compass Point

H.C. Wainwright & Co.

Keefe, Bruyette & Woods

A Stifel Company

Mizuho

Santander

SOCIETE GENERALE

March 10, 2025